Exhibit 4.3

                  THE CIT GROUP SECURITIZATION CORPORATION II,

                                    as Seller

                      THE CIT GROUP/SALES FINANCING, INC.,

                                   as Servicer

                             CIT MARINE TRUST ____-_

                          SALE AND SERVICING AGREEMENT

                         Dated as of ____________, ____

                                 $_____________

                             CIT Marine Trust ____-_

                        Class A _____% Asset Backed Notes

                        _____% Asset Backed Certificates


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                                TABLE OF CONTENTS

EXHIBITS

Exhibit A    List of Initial Contracts
Exhibit B    Form of Subsequent Purchase Agreement
Exhibit C    Form of Subsequent Transfer Agreement
Exhibit D    Form of Assignment
Exhibit E    Form of Owner Trustee's Acknowledgment and Certification
Exhibit F    Form of Servicer's Certificate
Exhibit G    Form of Monthly Report
Exhibit H    Termination - Auction Procedures
Exhibit I    Form of Officers' Certificate


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         This Sale and Servicing Agreement,  dated as of ____________,  ____, is made among The CIT Group Securitization Corporation II, as seller (together with its permitted successors and assigns, the "Company" or the "Seller"), The CIT Group/Sales Financing, Inc., a corporation organized and existing under the laws of the State of Delaware, as servicer (in its individual capacity, "CITSF," or, together with its permitted successors and assigns, the "Servicer"), and CIT
Marine   Trust   ____-_   (the   "Issuer"   and   the   "Trust"),    for   which
[____________________],  a  __________  banking  corporation,  acts  not  in its individual capacity but solely as Owner Trustee (together with permitted successors and assigns, the "Owner Trustee").

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 General. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

         SECTION 1.02 Specific Terms.

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Agency  Office" means the office of the Trust  maintained  pursuant to
Section 3.2 of the Indenture.

         "Amount Available" on any Distribution Date is equal to all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of such Contracts in the related Due Period (together with the Purchase Price for any Repurchased Contracts paid on or prior to the Deposit Date immediately preceding such Distribution Date) less the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): any repossession profits on Liquidated Contracts, any Liquidation Expenses incurred and taxes and insurance advanced by the Servicer in respect of Financed Boats that are reimbursable to the Servicer under the Sale and Servicing Agreement; any amounts incorrectly deposited in the Collection Account; and net investment earnings on the funds in the Collection


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Account due to the Servicer pursuant to the Sale and Servicing Agreement and any other amounts permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the Sale and Servicing Agreement.

         "Available Cash Collateral Amount" means, with respect to any date of determination, the lesser of (i) the Required Cash Collateral Amount and (ii) the amount on deposit in the Cash Collateral Account, excluding Investment Earnings with respect thereto.

         "Authorized Officer" means with respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Cash Collateral Agreement, the Purchase Agreement, any Subsequent Purchase Agreement and any Subsequent Transfer Agreements.

         "Benefit Plan" means a benefit plan as described in Section 9.11 of the Trust Agreement.

         "Boat" shall mean new or used boats, boat motors and boat trailers.

         "Book-Entry   Certificates"   means  a   beneficial   interest  in  the
Certificates, ownership and transfers of which shall be made through book entries by a Depository as described in Section 3.11 of the Trust Agreement.

         "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Depository as described in Section 2.10 of the Indenture.

         "Business Day" means any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the States of New York, Delaware, [__________]or Oklahoma are authorized or required by law, regulation or executive order to be closed.

         "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

         "Capitalized Interest Account" means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

         "Cash Collateral Account" means the deposit account established and maintained pursuant to Section 5.01(a)(iv) hereof.


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         "Cash Collateral  Account Property" means the Cash Collateral  Account, all amounts deposited from time to time in the Cash Collateral Account and all investments from time to time in the Cash Collateral Account, all income on such investments and all cash and non-cash proceeds of such investments and all cash and non-cash proceeds of such income from the date of the establishment of the Cash Collateral Account until the termination thereof pursuant to the terms of the Cash Collateral Agreement.

         "Cash Collateral Account Surplus" means, as of any Distribution Date, the amount, if any, by which Available Cash Collateral Amount, after taking into account any deposits to the Cash Collateral Account pursuant to Section 5.06(a) on such Distribution Date and any withdrawals from the Cash Collateral Account pursuant to Section 5.06(b) or (c) on such Distribution Date, exceeds the Required Cash Collateral Amount for the next Distribution Date.

         "Cash Collateral Depositor" means the financial institution which is a party to the Cash Collateral Agreement and which, pursuant to the Cash Collateral Agreement, will make a loan to the Trust on the Closing Date, the proceeds of which will be deposited in the Cash Collateral Account on the Closing Date.

         "Cash Collateral Agreement" means the Cash Collateral Agreement dated as of ____________, ____ among the Cash Collateral Depositor, the Trust, the Servicer and the Owner Trustee.

         "Certificate" means any one of the _____% Asset Backed Certificates executed by the Owner Trustee and authenticated by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

         "Certificate Balance" initially means, as of the Closing Date, $___________ and, on any Distribution Date thereafter, the initial Certificate Balance reduced by (i) all distributions in respect of principal to the Certificateholders actually made, including payments of any Principal Liquidation Loss Amount and payments of any Principal Distribution Amount, (ii) the aggregate amount of all Principal Liquidation Loss Amounts distributable to Certificateholders to the extent such amounts have not been previously distributed and (iii) on or after the Cross-over Date, the aggregate amount of all Principal Distribution Amounts distributable to Certificateholders to the extent such amounts have not been previously distributed.

         "Certificate Depository Agreement" means the Agreement, dated as of the Closing Date, among the Trust, the Servicer, the Owner Trustee and The
Depository Trust Company (as the initial Depository), relating to the Certificates, as the same may be amended and supplemented from time to time.

         "Certificate Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Trust Agreement.

         "Certificate   Final   Distribution   Date"   means   the   __________,
Distribution Date.


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         "Certificateholder"  means  the  holder  of  record  of  a  Certificate pursuant to the terms of the Trust Agreement.

         "Certificate Interest Distribution Amount" means the amount of interest payable on a Distribution Date to the Holders of the Certificates. Such amount will equal one-twelfth of the product of the Pass-Through Rate and the Certificate Balance as of the preceding Distribution Date, after giving effect to any distributions of principal on the Certificates on such preceding Distribution Date and other reductions in the Certificate Balance on such preceding Distribution Date (or, in the case of the first Distribution Date, on the basis of the original Certificate Balance), for the applicable Interest Accrual Period.

         "Certificate Pre-Funded Percentage" means the percentage derived from the fraction, the numerator of which is the Certificate Balance and the denominator of which is the sum of the initial principal balance of the Notes and the initial Certificate Balance.

         "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Certificate Owners" means with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository).

         "Certificate Pool Factor" means a seven-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

         "Certificate  Register" means the register of Certificates specified in
Section 3.4 of the Trust Agreement.

         "Certificate Registrar" means the registrar at any time of the Certificate Register, appointed pursuant to Section 3.4 of the Trust Agreement.

         "CIT" means The CIT Group, Inc.

         "CITCF-NY" means The CIT Group/Consumer Finance (NY).

         "CITSF" means The CIT Group/Sales Financing, Inc., and its successors in interest as permitted under the related agreement.


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         "Class  A Final  Scheduled  Distribution  Date"  means  the  __________
Distribution Date.

         "Class A Interest Distribution Amount" means the amount of interest payable on a Distribution Date to the Holders of the Class A Notes. Such amount will equal one-twelfth of the product of the Class A Rate and the outstanding principal amount of Class A Notes as of the preceding Distribution Date, after giving effect to any distributions of principal on the Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, on the original outstanding principal amount of the Class A Notes), for the applicable Interest Accrual Period.

         "Class A Note" means any one of the Class A _____% Asset Backed Notes in the aggregate principal amount of $___________ issued pursuant to the Indenture and substantially in the form of Exhibit A to the Indenture.

         "Class A Rate" means _____% per annum, calculated on the basis of a 360-day year comprised of twelve 30-day months.

         "Closing Date" means ____________, ____.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

         "Collateral" means the collateral specified in the Granting Clause of the Indenture.

         "Collection Account" means the account designated as such established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Company" means The CIT Group Securitization Corporation II, and its successors in interest as permitted under the related agreement.

         "Computer Tape" means the computer tape generated by the Servicer which provides information relating to the Contracts, and includes the master file and the history file.

         "Contract(s)" means one or more of the Initial Contracts and/or Subsequent Contracts.

         "Contract File" means, as to each Contract (a) the original copy of the Contract, (b) either (i) the original title document for the related Financed Boat or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, or (ii) if the laws of the jurisdiction in which the related Financed Boat is located do not provide for the issuance of title documents for boats, other evidence of ownership of the related Financed Boat which is customarily relied upon in such jurisdiction as evidence of title to a boat; (c) evidence of one or more of the following types of perfection of the security interest in


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the related Financed Boat granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or (iii) such other evidence of perfection of a security interest in a boat as is customarily relied upon in the jurisdiction in which the related Financed Boat is located; (d) an assignment of the Contract evidencing the chain of title of the Contract from the Dealer which is the originator thereof to CITSF; and (e) any extension, modification or waiver agreement(s).

         "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract.

         "Corporate Trust Office" means with respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or the Owner Trustee, respectively, shall be administered, which offices at the Closing Date are located, in the case of the Indenture Trustee, at ____________________, Attn:
_______________,  and in the case of the Owner Trustee, at ____________________,
Attn: _______________.

         "Cross-over Date" means the Distribution Date on which the Notes have been paid in full.

         "Dealer" means the dealer which sold a Financed Boat and which originated and assigned the Contract relating to such Financed Boat to CITSF or CITCF-NY under a Dealer Agreement.

         "Dealer Agreement" means the agreement, if any, under which Contracts were originated by a Dealer and sold to CITSF or CITCF-NY, and all documents and instruments relating thereto.

         "Default" means any occurrence that is, or with notice or the lapse of time or both would become an Event of Default.

         "Defaulted Contract" means, with respect to any Due Period, a Contract (other than a Repurchased Contract) in respect of which payments exceeding $[25] in the aggregate were delinquent [120] days or more as of the last day of such Due Period; provided, however, that a Paid-Ahead Contract and a Contract which is delinquent due to the Soldiers' and Sailors' Relief Act of 1940 shall not be deemed to be delinquent.

         "Definitive  Certificates" means the Certificates  specified in Section
3.13 of the Trust Agreement.

         "Definitive Notes" means the Notes specified in Section 2.12 of the Indenture.

         "Deposit Date" means, with respect to any Distribution Date, the Business Day immediately preceding such related Distribution Date.


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         "Depository"  means  the  initial  Depository,   The  Depository  Trust
Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Agreement" means the Agreement, dated as of the Closing Date, among the Trust, the Servicer, the Indenture Trustee and the Depository, relating to the Notes, as the same may be amended and supplemented from time to time.

         "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Designated   Accounts"   means  the  Collection   Account,   the  Note
Distribution Account, the Certificate Distribution Account, the Pre-Funding Account and the Capitalized Interest Account, collectively.

         "Determination Date" means the third Business Day prior to each Distribution Date.

         "Distribution Date" means the date on which payments of interest and principal on the Securities will be made. Such Distribution Dates will be on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, commencing _________ 15, ____.

         "Draw Amount" has the meaning specified in Section 5.06(b) of the Sale and Servicing Agreement.

         "Due Date" shall mean, with respect to each Contract, the day set forth in such Contract as the date on which payments under such Contract are scheduled to be made.

         "Due Period" means with respect to any Distribution Date the period during which principal, interest and fees will be collected on the Contracts for application towards the payment of principal and interest to the Securityholders and the payment of fees on such Distribution Date. The "Due Period" will be the calendar month immediately preceding the Distribution Date. The first Due Period will commence on and include ____________, ____ and will end on and include ____________, ____.

         "Electronic Ledger" means the electronic master record of installment sale contracts of the Servicer.

         "Eligible Institution" means either (i) the corporate trust department of the Indenture Trustee, the Owner Trustee or any paying agent satisfying the criteria under the Trust Agreement or Indenture, as applicable or (ii) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch or agency of a foreign bank), (A) which has either a long-term


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unsecured  debt  rating  of  "AAA"  or a  short-term  senior  unsecured  debt or certificate of deposit rating of "A-1+" or better by Standard & Poor's and a long-term senior unsecured debt rating of "A1" or better and a short-term senior unsecured debt rating of "P-1" or better by Moody's or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits are insured by the FDIC.

         "Eligible Investments" means, at any time, any one or more of the obligations and securities described in Section 5.01(c) of the Sale and Servicing Agreement.

         "Eligible Servicer" means CITSF, the Trustees or any other Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than $100,000,000 in outstanding principal amount of marine installment sale contracts.

         "ERISA" means The Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" means an event as described in Section 5.1 of the Indenture.

         "Event of Termination" means an event specified in Section 9.01 of the Sale and Servicing Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" means any amounts on deposit in the Certificate Distribution Account and Cash Collateral Account and any Investment Earnings thereon.

         "Final Draw Amount" has the meaning set forth in Section 5.06(c) of the Sale and Servicing Agreement.

         "Financed Boat" with respect to a Contract means the new or used Boat, together with all accessions thereto, securing an Obligor's indebtedness under such Contract.

         "Force-Placed Insurance" means insurance described in Section 4.04(a) of the Sale and Servicing Agreement.

         "Force-Placed Insurance Premium" means any premium for theft and physical damage insurance purchased by CITSF or CITCF-NY.

         "Funding Period" means the period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under the Indenture, (iii) the date on which an Event of Termination occurs under the Sale and Servicing Agreement, (iv) the insolvency of the Company, CITSF, CITCF-NY or CIT or (v) the close of business on ____________, ____.


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         "Grant" means to mortgage,  pledge,  bargain, sell, warrant,  alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder" means the Person in whose name a Note or Certificate is registered on the Note Register or the Certificate Register, as applicable.

         "Indenture" means the indenture, dated as of ____________, ____, between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

         "Indenture Trustee" means [____________________], not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

         "Independent" when used with respect to any specified Person, means that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliates of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

         "Initial Capitalized Interest Deposit" means the amount deposited in the Capitalized Interest Account on the Closing Date from the proceeds of the sale of the Notes and Certificates, which amount is $___________.

         "Initial Cash Collateral Amount" means $_________.

         "Initial Contract" means one or more of the installment sale contracts described in the List of Initial Contracts, which constitute part of the corpus of the Trust, and which Contracts are to be assigned by the Company to the
Trust;   including,   without   limitation,   all  related  security


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interests,   collateral,   liens,  insurance  policies  and  guarantees  of  the
obligations of the related Obligor (other than guarantees, if any, by the related Dealer) and any and all rights to receive payments which are received pursuant thereto from and after the Initial Cut-off Date, but excluding any rights to receive payments which are received pursuant thereto prior to the Initial Cut-off Date.

         "Initial Cut-off Date" means ____________, ____.

         "Initial Cut-off Date Principal Balance" means the aggregate unpaid principal balance of all of the Initial Contracts as of the Initial Cut-off Date.

         "Initial Financed Boat " means a Financed Boat with respect to an Initial Contract.

         "Initial Pool Balance" means the sum of (i) the Pool Balance as of the Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

         "Insolvency Event" with respect to a specified Person, (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for such Person, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; (ii) the consent by such Person to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person's property, or (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

         "Insurance Policy" means, with respect to each Contract, the policy of physical damage and all other insurance covering the Financed Boats or the Obligors, as provided in Section 4.04(a) of the Sale and Servicing Agreement, and which, as provided therein, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of such Section 4.04(b) of the Sale and Servicing Agreement.

         "Insurance Proceeds" means proceeds paid by any insurer pursuant to any Insurance Policy.

         "Interest Accrual Period" means the period for which interest is payable on a Distribution Date on the Securities, which shall be the period from the most recent Distribution Date on which interest has been paid to but excluding  the  following  Distribution  Date,  or in the  case  of the  initial
Distribution Date from ____________, ____ to but excluding the initial Distribution Date.

         "Interest Shortfall" means with respect to any Contract and any Distribution Date, the excess of (x) the sum of (i) the product of one-twelfth of the weighted average of the Pass-Through Rate and the Class A Rate multiplied by the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable to such Contract) calculated on the basis of a 360-day year comprised of twelve 30-day months and (ii) the product of (A) one-twelfth of the Servicing Fee Rate and (B) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as applicable to such Contract) over (y) the amount of interest, if any, collected on such Contract in the related Due Period.

         "Investment   Earnings"  means  investment   earnings  deposited  in  a
Designated Account or the Cash Collateral Account, as applicable, net of losses and investment expenses.

         "Issuer" means the Trust until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

         "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "Late Fees" means any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Contracts.

         "Lien"  means  any  security  interest,   charge,   pledge,  equity  or
encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach by operation of law.

         "Liquidated Contract" means any Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any Contract in respect of which the related Financed Boat has been realized upon and disposed of and the proceeds of such disposition have been received, shall be deemed to be a Liquidated Contract.

         "Liquidation Expenses" means any out of pocket expenses incurred by the Servicer hereunder relating to the liquidation of a Contract, permissible hereunder.

         "List of Initial Contracts" means the list attached to the Sale and Servicing Agreement as Exhibit A identifying each Initial Contract constituting part of the corpus of the Trust, which list (a) identifies each Initial Contract and (b) sets forth as to each Initial Contract (i) the Initial Cut-off Date Principal Balance, (ii) the amount of the monthly payment due from the Obligor as of the Initial Cut-off Date, (iii) the Contract Rate as of the Initial Cut-off Date and (iv) the maturity date.

         "List of Subsequent Contracts" means, with respect to the sale of any Subsequent Contracts by the Company to the Trust pursuant to a Subsequent Transfer Agreement, the list attached to such Subsequent Transfer Agreement identifying each Subsequent Contract which, upon the execution and delivery of such Subsequent Transfer Agreement, will constitute part of the corpus of the Trust, which list (a) identifies each such Subsequent Contract and (b) sets forth as to each such Subsequent Contract (i) the Subsequent Cut-off Date Principal Balance, (ii) the amount of monthly payment due from the Obligor as of the applicable Subsequent Cut-off Date, (iii) the Contract Rate as of the applicable Subsequent Cut-off Date and (iv) the maturity date.

         "Military Reservist Relief Act" means the California Military Reservist Relief Act of 1991.

         "Monthly Advance" means, with respect to any Distribution Date, any payment made by the Servicer pursuant to Section 5.03 of the Sale and Servicing Agreement on the preceding Deposit Date.

         "Monthly Report" has the meaning assigned in Section 4.09 of the Sale and Servicing Agreement. The form of Monthly Report is attached as Exhibit G to the Sale and Servicing Agreement.

         "Moody's" means Moody's Investors Service, Inc. and its successors in interest.

         "Net Liquidation Proceeds" means the monies collected (from whatever source) during a Due Period on a Liquidated Contract, net of the sum of (a) any amount expended by or on behalf of the Servicer in effecting such collections permissible hereunder, plus (b) any payments required by law to be remitted to the Obligor, except such amounts as constitute Post Cut-off Date Insurance Add-ons.

         "Nonrecoverable Advance" means any advance made or proposed to be made pursuant to Section 5.03 in respect of a Contract, which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from subsequent collections in respect of interest on such Contract made by or on behalf of the Obligor thereunder, Net Liquidation Proceeds or insurance proceeds in respect of such Contract. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an officer's certificate of the Servicer delivered to the Trustees and stating the reasons for such determination.

         "Nonreimbursable Payment" shall have the meaning set forth in Section 5.04A of the Sale and Servicing Agreement.

         "Notes" means the Class A _____% Asset Backed Notes.

         "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01(a) of the Sale and Servicing Agreement.

         "Noteholder" means the holder of record of a Note pursuant to the Indenture.

         "Note Owners" with respect to a Book-Entry Note, means the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an Indirect Participant, in each case in accordance with the rules of such Depository).

         "Note Pool Factor" means a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of the Notes. The Note Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Note Pool Factor.

         "Note Pre-Funded Percentage" means the percentage derived from the fraction the numerator of which is the initial principal balance of the Notes and the denominator of which is the initial principal balance of the Notes and the initial Certificate Balance.

         "Note Register" means the register of the Notes as specified in Section
2.4 of the Indenture.

         "Note Registrar" means the registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

         "Obligor" means each Person who is indebted under a Contract.

         "Officers' Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer's certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         "Opinion of Counsel" means a written opinion of counsel who may, except as otherwise expressly provided, be counsel (internal or external) for the Seller or Servicer. In addition, for the purposes of the Indenture: (i) the opinion shall be addressed to the Indenture Trustee as Indenture Trustee and
(ii) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

         "Original   Pre-Funded  Amount"  means  the  amount  deposited  in  the
Pre-Funding Account on the Closing Date from the proceeds of the sale of the Notes and Certificates, which amount is $___________.

         "Outstanding Certificate Interest" means the aggregate amount for each prior Distribution Date of the difference between (i) the Certificate Interest Distribution Amount and (ii) the amount of interest actually distributed to the Holders of the Certificates.

         "Outstanding Class A Interest" means the aggregate amount for each prior Distribution Date of the difference between (i) the Class A Interest Distribution Amount and (ii) the amount of interest actually distributed to the Holders of the Class A Notes.

         "Owner Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds deposited from time to time in the Designated Accounts and the Cash Collateral Account (except the Note Distribution Account) and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Basic Documents.

         "Owner  Trustee"  means  [____________________],   a  ________  banking
corporation, or any successor trustee under the Trust Agreement.

         "Paid-Ahead Contract" means a Contract in respect of which the related Obligor, in addition to making his regularly scheduled payment in any Due Period, makes one or more additional payments in such Due Period, such that the Servicer, in accordance with its customary servicing procedures, (i) treats such additional payments as a Principal Prepayment applied to reduce the principal balance of the related Contract and (ii) does not require the Obligor to make a scheduled payment in respect of such Contract for the number of Due Dates which corresponds to the number of such additional scheduled payments.

         "Pass-Through Rate" means _____% per annum, calculated on the basis of a 360-day year comprised of twelve 30-day months.

         "Paying Agent" with respect to the Indenture means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal and interest on the Notes on behalf of the Issuer. "Paying Agent" with respect to the Trust Agreement means any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility requirements of
Section 6.13 of the Trust Agreement.

         "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Pool Balance" means the aggregate outstanding principal balance of the Contracts.

         "Post Cut-off Date Insurance Add-Ons" means Force-Placed Insurance Premiums added to the Contracts on or after the Initial Cut-off Date with regard to each Initial Contract, or on or after the related Subsequent Cut-off Date with regard to each Subsequent Contract, which amounts are to be repaid to an account separate from the Collection Account over the remaining life of such Contract.

         "Pre-Funding Account" means the Pre-Funding Account established and maintained in accordance with Section 5.01(b) of the Sale and Servicing Agreement.

         "Pre-Funded Amount" means, with respect to any Determination Date, the amount on deposit in the Pre-Funding Account.

         "Pre-Funding Earnings" means (i) with respect to the _________ 15, ____ Distribution Date, the actual Investment Earnings earned on the Pre-Funded Amount during the period beginning on the Closing Date through _________ 14, ____ (inclusive), (ii) with respect to the _________ 15, ____ Distribution Date, the actual Investment Earnings earned on the Pre-Funded Amount during the period beginning on _________ 15, ____ through _________ 14, ____ (inclusive), and
(iii) with respect to the _________ 15, ____ Distribution Date, the actual Investment Earnings earned on the Pre-Funded Amount during the period beginning on _________ 15, ____ through _________ 14, ____ (inclusive).

         "Predecessor Notes" with respect to any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for purposes of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Principal Distribution Amount" equals the difference between (i) the sum of (x) the Pool Balance on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, the Initial Cut-off Date Principal Balance) and (y) the Pre-Funded Amount (exclusive of Pre-Funding Earnings) on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Closing Date), less (ii) the sum of (x) the Pool Balance on the last day of the preceding Due Period and (y) the Pre-Funded Amount (exclusive of Pre-Funding Earnings) on the last day of the preceding Due Period; provided, however, that the Principal Distribution Amount on the Class A Final Scheduled Distribution Date will equal the outstanding principal balance of the Notes as of such date and the Principal Distribution Amount on the Certificate Final Distribution Date will equal the Certificate Balance on such date. For the purposes of determining the Principal Distribution Amount, the unpaid principal balance of a Defaulted Contract or a Repurchased Contract is deemed to be zero on and after the last day of the Due Period in which such Contract became a Defaulted Contract or a Repurchased Contract. The Principal Distribution Amount will not exceed the outstanding principal balance of the Notes or, after the Cross-over Date, the Certificate Balance.

         "Principal Liquidation Loss Amount" for any Distribution Date equals the amount, if any, by which the sum of the aggregate outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution Date but before giving effect to any other reductions in the Certificate Balance on such Distribution Date) exceeds the sum of the Pool Balance plus the Pre-Funded Amount (exclusive of Pre-Funding Earnings), if any, at the close of business on the last day of the related Due Period.

         "Principal Prepayment" means a payment or other recovery of principal on a Contract (including Insurance Proceeds that are not liquidation proceeds, but exclusive of liquidation proceeds) which is received in advance of its Due Date and applied upon receipt (or, in the case of a partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount of such Contract prior to the date or dates on which such principal amount is scheduled to be made.

         "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

         "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

         "Purchase   Agreement"  means  the  Purchase   Agreement  dated  as  of
____________, ____, between the Seller and CITSF, as amended and supplemented from time to time.

         "Purchase Price" means, with respect to a Contract to be purchased under the Sale and Servicing Agreement, an amount equal to the remaining principal amount outstanding on such Contract on the date of purchase, plus 30 days' interest thereon in an amount equal to the sum of (i) the product of one-twelfth of the weighted average of the Pass-Through Rate and of the Class A Rate and the remaining principal amount outstanding on the Contract and (ii) accrued and unpaid Servicing Fees thereon at the Servicing Fee Rate to the date of such purchase.

         "Rating Agencies" as of any date means the nationally recognized statistical rating organizations requested by the Seller to provide ratings of the Notes and the Certificates which are rating the Notes and Certificates on such date.

         "Rating Agency Condition" with respect to any action means, the condition that each Rating Agency shall have been given at least 10 days prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer and the Issuer in writing that such action shall not result in a downgrade or withdrawal of the then current rating of the Notes or Certificates.

         "Record Date" with respect to any Distribution Date means the day immediately preceding the related Distribution Date or, in the event Definitive Securities have been issued, the last day of the month immediately preceding the month in which such Distribution Date occurs.

         "Redemption Date" means the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.1(a) or (b) of the Indenture, as applicable.

         "Relief Act Reduction" shall mean the reduction of the rate of interest payable on any Contract to a rate below the Contract Rate pursuant to the Soldiers' and Sailors' Civil Relief Act or the Military Reservist Relief Act.

         "Repurchased Contract" means, for any Due Period, a Contract which (i) CITSF purchased pursuant to Section 3.02 of the Sale and Servicing Agreement or
(ii) the Servicer purchased pursuant to Section 4.07 of the Sale and Servicing Agreement, in each case, effective as of a date preceding such Due Period.

         "Required Cash Collateral Amount" means _____% of the sum of (i) the Pool Balance and (ii) the amount (excluding Investment Earnings) on deposit in the Pre-Funding Account, in each case, as of the first day of the related Due Period, but in no event less than $___________; provided, however, that if, with respect to any Distribution Date, (a) the average of the principal balance of Contracts 60 days or more delinquent (including Contracts relating to Financed Boats that have been repossessed) as a percentage of the Pool Balance for the three preceding Due Periods exceeds _____% or (b) the average of the principal balances of all Contracts which became Defaulted Contracts, less any Net Liquidation Proceeds on Defaulted Contracts, expressed as an annualized percentage of the average outstanding Pool Balance of the three preceding Due Periods exceeds _____%, then the Required Cash Collateral Amount with respect to such Distribution Date shall be _____% of the Pool Balance as of the first day of the related Due Period, but in no event (i) less than $___________ or (ii) greater than $___________; provided, further, however, that the Required Cash Collateral Amount may be reduced from time to time if the Rating Agencies shall have given prior written notice to the Seller, the Servicer and the Issuer that such reduction will not result in a downgrade or withdrawal of the then current rating of the Notes and the Certificates.

         "Responsible Officer" with respect to the Indenture Trustee or the Owner Trustee means, any officer within the Corporate Trust Office of such trustee, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of ____________, ____, among the Seller, the Servicer and the Trust, as amended and supplemented from time to time.

         "Securities" means the Notes and the Certificates.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Securityholders" means the Person in whose name a Note or Certificate is registered on the Note Register or the Certificate Register, as applicable.

         "Seller" means the Person executing the Sale and Servicing Agreement as the Seller, or any successor in interest to the Seller pursuant to the terms of the Sale and Servicing Agreement.

         "Service Transfer" has the meaning assigned in Section 9.01 of the Sale and Servicing Agreement.

         "Servicer" means the Person executing the Sale and Servicing Agreement as the Servicer, or any successor Servicer pursuant to a Service Transfer under the Sale and Servicing Agreement.

         "Servicer's Certificate" means a certificate, substantially in the form of Exhibit F to the Sale and Servicing Agreement, completed by and executed on behalf of the Servicer by a Servicing Officer in accordance with Section 4.09 of the Sale and Servicing Agreement.

         "Servicer's Errors and Omissions Protection Policy" means the errors and omissions policy maintained by the Servicer or any similar replacement policy, if any, pursuant to Section 4.14 of the Sale and Servicing Agreement.

         "Servicing Fee" means, as to any Distribution Date, the sum of (i) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any Investment Earnings on amounts on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account.

         "Servicing Fee Rate" means [1]%.

         "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officers' Certificate furnished to the Trust by the Servicer, as the same may be amended from time to time.

         "Servicer Payment" with respect to a Distribution Date means, the sum of the Servicing Fee for such Distribution Date and the aggregate unpaid Servicing Fees for past Distribution Date.

         "Simple Interest Contract" means a Contract as to which interest is calculated each day on the basis of the actual principal balance outstanding on such day.

         "Soldiers' and Sailors' Civil Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors in interest.

         "Stated Principal Balance" means, as of any Distribution Date, the unpaid principal balance of a Contract at the end of the related Due Period.

         "Subsequent Contracts" means one or more of the fixed-rate simple interest installment sale contracts described in the List of Subsequent Contracts, which constitute part of the corpus of the Trust, and which Contracts are to be assigned by the Company to the Trust; including, without limitation, all related security interests, collateral, liens, insurance policies and guarantees of the obligations of the related Obligor (other than guarantees, if any, by the related Dealer) and any and all rights to receive payments which are received pursuant thereto from and after the Subsequent Cut-off Date, but excluding any rights to receive payments which are received pursuant thereto prior to the Subsequent Cut-off Date.

         "Subsequent Cut-off Date" means the beginning of business on the first day of the month of the related Subsequent Transfer Date specified in a Subsequent Transfer Agreement with respect to those Subsequent Contracts which are transferred and assigned to the Trust pursuant to the related Subsequent Transfer Agreement.

         "Subsequent  Cut-off  Date Pool  Principal  Balance"  means,  as of any
Subsequent Transfer Date, the sum of (i) the Initial Cut-off Date Principal Balance and (ii) the aggregate unpaid principal balances of the Subsequent Contracts to be sold on such Subsequent Transfer Date as of the related Subsequent Cut-off Date and (iii) if applicable, an amount calculated as provided in clause (ii) with respect to all Subsequent Transfer Dates, if any, occurring prior to such Subsequent Transfer Date.

         "Subsequent Cut-off Date Principal Balance" means the aggregate unpaid principal balance of all of the Subsequent Contracts transferred pursuant to a Subsequent Transfer Agreement, as of the related Subsequent Cut-off Date.

         "Subsequent Financed Boat" means a Financed Boat with regard to a Subsequent Contract.

         "Subsequent Purchase Agreement" means a Subsequent Purchase Agreement dated as of a Subsequent Cut-off Date between CITSF and the Company providing for the sale of Subsequent Contracts from CITSF to the Company and substantially in the form of Exhibit B to the Sale and Servicing Agreement.

         "Subsequent Transfer Agreement" means each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date between the Trust and the Company substantially in the form of Exhibit C to the Sale and Servicing Agreement, by which Subsequent Contracts are sold and assigned to the Trust.

         "Subsequent Transfer Date" means the date specified in the related Subsequent Transfer Agreement.

         "Temporary Notes" means the Notes specified in Section 2.3 of the Indenture.

         "TIA" or "Trust Indenture Act" means The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "Treasury   Regulations"   means  any  proposed,   temporary  or  final
regulation promulgated under the Code.

         "Trust" means CIT Marine Trust ____-_, a Delaware business trust created by the Trust Agreement between the Seller and the Owner Trustee.

         "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interest Granted to the Indenture Trustee), including any proceeds thereof, but excluding the Excluded Assets.

         "Trust Indenture Act" or "TIA" means The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "Trustees" means both the Indenture Trustee and the Owner Trustee.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

                                   ARTICLE II

                 CONVEYANCE OF CONTRACTS; ACCEPTANCE BY TRUSTEE

         SECTION 2.01 Conveyance of the Initial Contracts. On the Closing Date, the Company shall sell, transfer, assign absolutely, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of Exhibit D hereto, and the Trust shall purchase, (i) all the right, title and interest of the Company in and to the Initial Contracts and all the rights, benefits, and obligations arising from and in connection with each Initial Contract, (ii) the security interests in the Initial Financed Boats granted by the Obligors pursuant to the Initial Contracts, (iii) all payments received by the Company on or with respect to the Initial Contracts on or after the Initial Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Initial Financed Boat (including any right to receive future Net Liquidation Proceeds) that secures the Initial Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Initial Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket hazard policy, to the extent such proceeds relate to any Initial Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Initial Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all amounts held for the Trust in the Collection Account, (ix) all amounts held for the Trust in the Pre-Funding Account, (x) all amounts held for the Trust in the Capitalized Interest Account, (xi) all proceeds in any way derived from any of the foregoing items, and (xii) all documents contained or required to be contained in the Contract Files relating to the Initial Contracts. The parties intend and agree that the conveyance of the Company's right, title and interest in and to the Initial Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale.

         The Company hereby declares and covenants that it shall at no time have any legal, equitable or beneficial interest in, or any right, including without limitation any reversionary or offset right, to the Collection Account, the Pre-Funding Account, the Capitalized Interest Account and the Cash Collateral Account, and that, in the event it receives any of the same, it shall hold same in trust for the benefit of the Trust on behalf of the Securityholders and shall immediately endorse over to the Trust any such amount it receives.

         SECTION 2.02 Conveyance of the Subsequent Contracts. In consideration of the Owner Trustee's delivery on the related Subsequent Transfer Date to or upon the order of the Company of the purchase price for the Subsequent Contracts to be conveyed to the Trust on such date up to the balance of funds on deposit in the Pre-Funding Account on such related Subsequent Transfer Date, the Company shall sell, transfer, assign, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of the Subsequent Transfer Agreement attached hereto as Exhibit C, and the Trust shall purchase, (i) all the right, title and interest of the Company in and to the Subsequent Contracts and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) the security interests in the Subsequent Financed Boats granted by the Obligors pursuant to the Subsequent Contracts,
(iii) all payments received by the Company on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Subsequent Financed Boat (including any right to receive future Net Liquidation Proceeds) that secures the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket hazard policy, to the extent such proceeds relate to any Subsequent Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items, and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Company's right, title and interest in and to the Subsequent Contracts pursuant to this Agreement shall constitute an absolute sale. The "purchase price" shall be one hundred percent (100%) of the aggregate principal amount outstanding on the Subsequent Contracts so transferred as of the related Subsequent Cut-off Date.

         SECTION 2.03 Acceptance by Owner Trustee.

                  (a) On the Closing Date, the Owner Trustee shall deliver a certificate to the Company substantially in the form of Exhibit E hereto acknowledging conveyance of the

         Initial Contracts and Contract Files relating thereto to the Owner Trustee and declaring that the Owner Trustee, through the Servicer, as custodian, pursuant to Section 3.03 hereto, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and Noteholders, as their respective interests may appear, subject to the terms and provisions of this Agreement and the Basic Documents.

                  (b) On any Subsequent Transfer Date, the Owner Trustee shall deliver a certificate to the Company substantially in the form of Exhibit E hereto acknowledging conveyance of the Subsequent Contracts and Contract Files relating thereto to the Owner Trustee and declaring that the Owner Trustee, through the Servicer, as custodian, pursuant to
         Section 3.04 hereto, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and Noteholders, as their respective interests may appear, subject to the terms and provisions of this Agreement and the Basic Documents.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES; THE CONTRACTS

         SECTION 3.01A  Representations and Warranties  Regarding Each Contract.
The Initial Contracts have been sold by CITSF to the Company pursuant to the Purchase Agreement. Any Subsequent Contracts will be sold by CITSF to the Company pursuant to a Subsequent Purchase Agreement. In connection with such sales, CITSF made the representations and warranties in Sections 3.01A, 3.01B, 3.01C and 8.01 of this Agreement to the Company (such representations and warranties being incorporated in the Purchase Agreement and any Subsequent Purchase Agreement) and assumed the obligations in Section 3.02 of this Agreement. As a condition of the purchase by the Company, the Company has required that CITSF make such representations and warranties directly to the Trust and the Securityholders so that the Trust may recover directly against CITSF on such representations and warranties rather than indirectly through claims by the Company against CITSF. Consequently, CITSF represents and warrants to the Trust and the Securityholders as to each Initial Contract as of the Closing Date and as to each Subsequent Contract as of the related Subsequent Transfer Date (except as otherwise expressly stated):

                  (a) List of Contracts.  The  information set forth in the List
         of  Initial  Contracts  or  the  List  of  Subsequent   Contracts,   as
         applicable, is true and correct as of its date.

                  (b) Payments. With respect to an Initial Contract, as of the Initial Cut-off Date, the payment of principal and interest for its Due Date next preceding the Cut-off Date was made by or on behalf of the Obligor (without any advance from CITSF or any Person acting at the request of CITSF) or was not delinquent for more than 30 days and, with respect to a Subsequent Contract, as of the related Subsequent Cut-off Date (or the date of origination, if later) the payment of principal and interest for its Due Date next preceding the related Subsequent Cut-off Date was made by or on behalf of the Obligor

         (without an advance from CITSF or any Person acting at the request of CITSF) or was not more than 30 days delinquent.

                  (c) No Waivers. The terms of the Contract have not been waived, altered, amended or modified in any respect, except by instruments or documents identified in the Contract File with respect thereto, and no waiver, alteration, amendment or modification has caused such Contract to fail to meet any of the other representations and warranties made by CITSF with respect thereto.

                  (d) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and equitable remedies.

                  (e) No Defenses. No facts which give rise to any right of rescission, set-off, counterclaim or defense, including the defense of usury, by the Obligor, have been asserted with respect to the Contract.

                  (f) Insurance. The Obligor on the Contract is required to maintain physical damage insurance covering the related Financed Boat in accordance with CITSF's normal requirements or, if not so covered, is covered by a blanket insurance policy maintained by CITSF. As of the Initial Cut-off Date, the Servicer has not obtained Force-Placed Insurance with respect to any Initial Contract and, as of any Subsequent Cut-off Date, the Servicer has not obtained Force-Placed Insurance with respect to any Subsequent Contract.

                  (g) Origination. The Contract was originated by a Dealer in the United States of America and was purchased by CITSF or CITCF-NY in the ordinary course of its business.

                  (h) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract to the Company under the Purchase Agreement in the case of an Initial Contract, or under a Subsequent Purchase Agreement in the case of a Subsequent Contract, the transfer of the Contract to the Trust under this Agreement in the case of an Initial Contract, or under a Subsequent Transfer Agreement in the case of a Subsequent Contract, or pursuant to transfers of Securities, or the ownership of the Contracts by the Trust, unlawful.

                  (i) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Contract have been complied with in all material respects and such compliance is not affected by the Trust's ownership of the Contracts, and CITSF shall for at least the period of this Agreement, maintain in its possession, available for the Trust's inspection, and shall deliver to the Trust upon demand, evidence of compliance with all such requirements.

                  (j) Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Financed Boat securing the Contract has not been released from the lien of the Contract in whole or in part.

                  (k) Valid Security Interest. The Contract creates a valid and enforceable perfected first priority security interest in favor of CITSF, CITCF-NY or the Dealer which originated such Contract in the Financed Boat covered thereby as security for payment of the Initial Cut-off Date Principal Balance of such Contract in the case of an Initial Contract or the Subsequent Cut-off Date Principal Balance of such Contract in the case of a Subsequent Contract, which security interest (if in favor of CITCF-NY or the Dealer) has been validly and effectively assigned to CITSF. CITSF has assigned all of its right, title and interest in such Contract, including the security interest in the Financed Boat covered thereby, to the Company, and the Company has assigned all of its right, title and interest in such Contract and such Financed Boat to the Trust.

                  (l) Notation of Security Interest. CITSF or CITCF-NY has taken all necessary action with respect to the Contract to perfect the security interest in the Financed Boat covered thereby in favor of CITSF or CITCF-NY. With respect to each Contract, if the related Financed Boat is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Financed Boat is being applied for such title document will be issued within 180 days and will show, CITSF or CITCF-NY as the holder of a first priority security interest in such Financed Boat; if the related Financed Boat is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in a Boat, such filings or recordings have been duly made and show CITSF or CITCF-NY as secured party.

                  (m) Capacity of Parties. All parties to the Contract had legal capacity to execute the Contract.

                  (n) Good Title.  CITSF or CITCF-NY  purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest in favor of a third party. Neither CITSF, CITCF-NY nor the Company has sold, assigned or pledged the Contract to any person other than CITSF, the Company or the Trust, respectively. Prior to the transfer of the Contract by CITCF-NY to CITSF, CITSF to the Company and by the Company to the Trust, CITCF-NY, CITSF or the Company, respectively, had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Company and the Trust, respectively. The Company paid fair value to CITSF for the Contracts. Immediately upon the transfer thereof, the Trust for the benefit of the Securityholders shall acquire good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and the transfer thereof shall have been perfected under applicable law.

                  (o) No Defaults. As of the Initial Cut-off Date for each Initial Contract, and as of the related Subsequent Cut-off Date for each Subsequent Contract, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). Neither CITCF-NY nor CITSF has waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above.

                  (p)  No  Liens.  As of  the  Closing  Date  for  each  Initial
         Contract, and as of the related Subsequent Transfer Date for each Subsequent Contract, there are, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Financed Boat securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

                  (q) Equal Installments. The Contract is a Simple Interest Contract and provides for level monthly payments which provide interest at the stated Contract Rate and, if paid in accordance with its schedule, fully amortize the loan over its original term.

                  (r) Enforceability. The Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security, except as enforceability of such provisions may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (s) Obligor Not a Governmental Entity. The Obligor on the Contract is not the United States of America or any state or any agency, department, instrumentality or political subdivision thereof.

                  (t) Obligor Not Subject to Bankruptcy Proceedings. The Obligor on the Contract was not in a bankruptcy proceeding as of the Initial Cut-off Date for each Initial Contract or as of the related Subsequent Cut-off Date for each Subsequent Contract.

                  (u) No Repossession. As of the Initial Cut-off Date for each Initial Contract, or as of the related Subsequent Cut-off Date for each Subsequent Contract, the Financed Boat which secured the Contract has not been repossessed without reinstatement.

                  (v) Obligor Not a Relief Act Obligor. If (i) the Obligor on the Contract is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and (ii) the Contract is subject to the Soldiers' and Sailors' Civil Relief Act or the Military Reservist Relief Act, such Obligor has not made a claim to CITSF that

                           (i) the amount of interest  on the  related  Contract
                  should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status, or

                           (ii) payments on such Contract should be delayed pursuant to the Military Reservist Relief Act,

         in either case, unless a court has ordered otherwise upon application of CITSF.

                  (w) Only One Original. There is only one original executed copy of the Contract, which, immediately prior to the execution of the Agreement, was in the possession of CITSF.

                  (x) Contract is Chattel Paper. The Contract is "chattel paper" as defined in the New Jersey UCC.

                  (y) Selection Criteria. As of the Initial Cut-off Date for each Initial Contract, or as of the related Subsequent Cut-off Date for each Subsequent Contract, the Contract satisfies the eligibility criteria discussed in the Prospectus for the Securities under the heading "The Contract Pool-General".

         SECTION 3.01B Representations and Warranties Regarding the Contracts in
the   Aggregate.   CITSF   represents   and   warrants  to  the  Trust  and  the
Securityholders, that:

                  (a) Amounts. The aggregate principal amounts payable by Obligors under the Initial Contracts as of the Initial Cut-off Date equal the Initial Cut-off Date Principal Balance.

                  (b)   Characteristics.   The  Contracts   have  the  following
         characteristics as of the Initial Cut-off Date:

                           (i) each Contract is secured by a Financed Boat which
                  is a new or used Boat;

                           (ii) each Initial Contract has a fixed Contract Rate,
                  which is equal to or greater than _____%;

                           (iii) the remaining maturity of each Initial Contract
                  is at least __ months, but not more than __ months;

                           (iv) the original  maturity of each Initial  Contract
                  was at least __ months, but not more than __ months;

                           (v) the  weighted  average  remaining  term to stated
                  maturity of each Initial Contract was at least __ months;

                           (vi) the weighted average Contract Rate of the Initial Contracts was _____%;

                           (vii)  the  final  scheduled  payment  dates  on  the
                  Initial   Contracts   range   from   ____________,   ____   to
                  ____________, ____;

                           (viii) the average remaining principal balance of the
                  Initial Contracts per contract was $___________;

                           (ix)  the  outstanding   principal  balances  of  the
                  Initial Contracts ranged from $___________ to $___________;

                           (x) each of the Initial  Contracts  was first entered
                  onto the Servicer's or CITCF-NY's servicing system (which, typically, represents the date on which CITSF or CITCF-NY funds the purchase of such Contracts from Dealers) between ____________, ____ and ____________, ____;

                           (xi) not more than _____% of the Contracts by Initial
                  Cut-off Date Principal Balance are located in any one state, as determined by information provided by Obligors in their credit applications (except Contracts secured by Financed Boats located in __________, __________, and __________, which represent approximately _____%, _____%, and _____%, respectively, of the Initial Cut-off Date Principal Balance) ;

                           (xii) not more than _____% of the Contracts, by Initial Cut-off Date Principal Balance, have credit scores below ___; and

                           (xiii) at least _____% of the Contracts, based on Initial Cut-off Date Principal Balance, involved new Financed Boats at origination.

                  (c) Computer Tape. As of Closing Date, in the case of the Initial Contracts, and as of the related Subsequent Transfer Date, in the case of any Subsequent Contracts, the Computer Tape made available by the Servicer was complete and accurate as of its date and includes a description of the same Contracts that are described in the List of Initial Contracts or the applicable List of Subsequent Contracts, as the case may be.

                  (d) Marking Records. By the Closing Date in the case of the Initial Contracts or by the related Subsequent Transfer Date in the case of the Subsequent Contracts, CITSF has caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

                  (e) No Adverse Selection. No adverse selection procedures have been employed in selecting the Contracts from the marine installment sale contracts owned by CITSF which were purchased by CITSF from CITCF-NY or Dealers, except that CITSF did not select any such contract which would cause a breach of any representation or warranty of CITSF contained in this Agreement that would materially adversely affect the Trust's interest in such Contract.

         SECTION 3.01C Representations and Warranties Regarding the Contract Files. CITSF represents and warrants to the Trust and the Securityholders that:

                  (a) Possession. Immediately prior to the Closing Date in the case of the Initial Contracts, or the Subsequent Transfer Date in the case of the Subsequent Contracts, CITSF will have possession of each original Contract and the related Contract File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right of CITSF to make, or to cause to be made, any delivery required in connection with the conveyance of the Contracts to the Company or from the Company to the Trust.

                  (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files from CITSF to the Company and from the Company to the Trust are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         SECTION 3.01D Conditions of Closing for the Subsequent Contracts. On or before the transfer of any Subsequent Contracts on the related Subsequent Transfer Date, the following conditions shall have been satisfied:

                  (a) The Servicer shall have provided the Rating Agencies and the Trustees with notice, at least 2 Business Days prior to the Subsequent Transfer Date, of the Subsequent Contracts to be sold and the aggregate principal balance thereof;

                  (b) The Servicer shall have delivered to the Trustees a duly executed Subsequent Transfer Agreement;

                  (c) The Funding Period shall not have terminated;

                  (d) The Servicer shall have delivered to the Trustees an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 3.01D and in the related Subsequent Transfer Agreement;

                  (e) The Company shall have delivered to the Trustees an Assignment in the form of Exhibit D and the Opinion of Counsel required by the related Subsequent Purchase Agreement;

                  (f) The Company shall have delivered an Officers'  Certificate to each Trustee and each Rating Agency certifying that immediately following the transfer of such Subsequent Contracts to the Trust that none of the following would occur: (i) the weighted average Contract Rate of the Contracts based on the Subsequent Cut-off Date Pool Principal Balance would be less than _____%, (ii) less than _____% of the Contracts by Subsequent Cut-off Date Pool Principal Balance would be attributable to loans to purchase new Boats at the time the related Contract was originated, (iii) the weighted average remaining term to maturity of the Contracts based on the Subsequent Cut-off Date Pool Principal Balance would be more than __ months and (iv) more than _____% of the Contracts based on the Subsequent Cut-off Date Pool Principal Balance would have a credit score of less than ___. In addition, all of such Subsequent Contracts must (i) be secured by Boats with Obligors having mailing addresses in the United States at the time of origination, (ii) have a Due Date in the month of the Subsequent Cut-off Date with respect to such Subsequent Contract and not constitute a Paid-Ahead Contract, (iii) have a final scheduled payment date of no later than ____________, 20__; (iv) satisfy the representations and warranties specified in this Agreement, (v) not be selected by either CIT or the Seller in a manner that it believes is adverse to the interest of the Securityholders, (vi) have a Contract Rate of at least _____%, (vii) provide for level monthly payment which provide interest at the related Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than ___ months, (viii) as of the related Subsequent Cut-off Date, the most recent scheduled payment of principal and interest on each Subsequent Contract had been made by or on behalf of the related Obligor or not have been delinquent more than 30 days, (ix) no Subsequent Boat will have been repossessed without reinstatement as of the related Subsequent Cut-off Date, (x) as of the related Subsequent Cut-Off Date, no Obligor on any Contract will be the subject of a bankruptcy proceeding, (xi) as of the related Subsequent Cut-off Date, each Subsequent Contract will have a remaining principal balance of not less than $___________ and not more than $___________, and (xii) satisfy such other requirements as the Rating Agencies shall request;

                  (g) The Servicer shall have delivered to the Trustees the relevant List of Subsequent Contracts;

                  (h) The Servicer shall have delivered an Officers' Certificate to the Trustees substantially in the form of Exhibit I hereto;

                  (i) The Servicer shall have delivered to the Trustees evidence of filing with the appropriate office in the following jurisdictions of the following UCC-1 Financing Statements, each listing the relevant Subsequent Contracts as required by Article 9 of the UCC: (i) UCC-1 Financing Statements executed by CITSF as debtor, naming the Company as Secured Party and filed in New Jersey and Oklahoma to perfect the sale from CITSF to the Company, (ii) UCC-1 Financing Statements executed by the Company as debtor naming the Trust as secured party and filed in New Jersey and Oklahoma to perfect the sale from the Company to the Trust, and (iii) UCC-1 Financing Statements executed by the Trust as debtor, naming the Indenture Trustee as secured party and filed in New Jersey, Oklahoma and Delaware;

                  (j) The Servicer shall have delivered an Officers' Certificate to the Trustees stating that the Servicer has reviewed each such Subsequent Contract and the Contract File with respect thereto, and confirming that each such Subsequent Contract and the Contract File with respect thereto conforms in all material respects to the relevant List of Subsequent Contracts, that each Contract File with respect to such Subsequent Contract is complete in all material respects, and that each Boat securing any such Subsequent Contract is covered by a Hazard Insurance Policy as required by this Agreement;

                  (k) The Servicer shall have delivered an Officers' Certificate to the Trustees stating that all funds received with respect to such Subsequent Contract on and after the relevant Subsequent Cut-off Date through the Subsequent Transfer Date have been deposited in the Collection Account;

                  (l) The Servicer shall have delivered an Officers' Certificate to the Trustees stating that the Servicer has accepted delivery of such Subsequent Contracts and the Contract Files with respect to such Subsequent Contracts and will hold such Subsequent Contracts and Contract Files as custodian on behalf of the Trustees for the benefit of the Trust as provided herein;

                  (m) The Servicer shall have delivered to the Trustees one or more Opinions of Counsel, either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustees in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; it being understood that the opinions on perfection delivered by counsel on the Closing Date, if delivered on the Subsequent Transfer Date as to the Subsequent Contracts, shall satisfy the foregoing requirement; and

                  (n) The Seller and the Trustees shall not have been advised by either Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates.

         SECTION 3.02 Repurchase of Contracts for Breach of Representations and Warranties.

                  (a) Subject to Section 3.02(b), CITSF shall repurchase a Contract, at its Purchase Price, not later than 85 days after CITSF receives written notice from either the Trustees or the Servicer, or not later than 90 days after CITSF otherwise becomes aware, of a breach of any representation or warranty of CITSF set forth in Section 3.01A or 3.01B of this Agreement that materially and adversely affects the Trust's interest in such Contract and which breach has not been cured. CITSF shall effect such repurchase by paying to the Servicer for deposit in the Collection Account on the Deposit Date in the month following the month in which the loan was repurchased the aggregate of the Purchase Price of all Contracts that are required to be repurchased pursuant to the preceding sentence. With respect to any Contract incorrectly described on the List of Initial Contracts or any List of Subsequent Contracts, as the case may be, only with respect to remaining unpaid principal balance, which CITSF would otherwise be required to repurchase pursuant to this Section 3.02, CITSF may, in lieu of repurchasing such Contract, deposit in the Collection Account, not later than one Business Day after the first Determination Date which is more than 90 days after CITSF becomes aware or receives written notice from the Trustees or the Servicer of such incorrect description, cash in an amount sufficient to cure such deficiency or discrepancy. CITSF shall send written notice of any such cash deposit to the Rating Agencies as promptly as possible following such deposit. Notwithstanding any other provision of the Agreement, the obligation of CITSF under this Section 3.02 shall not terminate upon a Service Transfer pursuant to Article VII.

                  (b) Promptly after any repurchase referred to in Section 3.02(a), the Trust shall execute such documents as are presented to it by CITSF and are reasonably necessary to reconvey the Repurchased Contract to CITSF.

                  (c) The  repurchase  obligation  of  CITSF  set  forth in this
         Section 3.02 shall constitute the sole remedy available to the Trust and the Securityholders for a breach of representation and warranty hereunder with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations hereunder, as set forth herein).

         SECTION 3.03 Custody of Contract Files. To assure uniform quality in servicing the Contracts and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Trust and as custodian of the Contract File with respect to each Contract, each of which are hereby constructively delivered to the Trust.

         SECTION 3.04 Duties of Servicer as Custodian.

                  (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Contract Files on behalf of the Trust for the use and benefit of the Trust and maintain such accurate and complete accounts, records and computer systems pertaining to the Contracts as shall enable the Owner Trustee and the Indenture Trustee to comply with its obligations pursuant to this Agreement and the Basic Documents.

                  As  custodian,   the  Servicer  shall  have  and  perform  the
         following powers and duties:

                           (i) hold the  Contract  Files on behalf of the Trust,
                  maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trust annually that it continues to maintain possession of such Contract Files;

                           (ii) implement policies and procedures in writing and
                  signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

                           (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust.

                  In performing its duties under this Section 3.04, the Servicer agrees to act with reasonable care, consistent with the same degree of skill and care that it exercises with respect to similar contracts serviced by it for its own account. The Servicer shall promptly report to the Trust in writing any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Trust, the Certificateholders, the Noteholders, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expense of any kind whatsoever which may be imposed on, incurred or asserted against the Trust, the Certificateholders, the Noteholders, the Owner Trustee and the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of the Trust, the Certificateholders, the Noteholders, the Owner Trustee or the Indenture Trustee.

                  (b) Maintenance of and Access to Records. The Servicer, in its capacity as custodian, agrees to maintain the Contract Files at its office in the State of Oklahoma, or at such of its offices as shall from time to time be identified to the Trust by written notice. The Servicer, in its capacity as custodian, may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures, but shall promptly return such Contract File as soon as practicable after it is no longer needed for such purpose.

                  The Servicer, in its capacity as custodian, shall make available to the Trust or its duly authorized representatives, attorneys or auditors the Contract Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal operating hours as the Trust shall reasonably instruct which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

                  (c) Release of Documents. Upon instruction from the Trust, the Servicer, in its capacity as custodian, shall release or cause to be released any document in the Contract Files to the Trust, the Trust's agent or the Trust's designee, as the case may be, at such place or places as the Trust may designate, as soon as practicable. The Servicer, in its capacity as custodian, shall not be responsible for any loss occasioned by the failure of the Trust, its agent or its designee to return any document or any delay in doing so.

         SECTION 3.05 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions from either of the Trustees with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer. A certified copy of a by-law or of a resolution of the Board of Directors of the Owner Trustee or the Indenture Trustee, as applicable, shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trust.

         SECTION 3.06 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 3.06 or until this Agreement shall be terminated. The Servicer may perform its duties as custodian through one or more agents, which agents may maintain physical possession of Contract Files as agent for the Servicer acting as custodian. If the Servicer shall resign as Servicer under Section 8.05 or if all of the rights and obligations of the Servicer shall have been terminated under Section 9.01, the appointment of the Servicer as custodian may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes as of the close of the preceding Distribution Date (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or by the Holders of Certificates evidencing not less than a majority of the Certificate Balance as of the close of the preceding Distribution Date), in the same manner as rights and obligations of the Servicer may be terminated under
Section 9.01. The Trust may terminate the Servicer's appointment as custodian at any time with cause upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Contract Files to the Trust or the Trust's agent at such place or places as the Trust may reasonably designate. The Servicer shall cooperate with the Trust in making the transfer and shall bear all of the Servicer's costs and expenses with respect to such transfer, but the Trust shall bear the actual costs and expenses of packing and transporting the Contract Files to the location designated by the Trust. Notwithstanding the termination of the Servicer as custodian, the Trust agrees that upon any such termination, the Trust shall provide, or cause its agent to provide, access to the Contract Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Contracts hereunder.

                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF CONTRACTS

         SECTION 4.01 Duties of Servicer.

                  (a) The Servicer, as agent for the Trust, shall manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Trust, at the request of a Servicing Officer, shall furnish the Servicer with any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (b) In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise the same degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer for its own account.

                  (c) The Servicer may enter into subservicing agreements with one or more subservicers (which shall be Eligible Servicers) for the servicing and administration of certain of the Contracts. References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by the Servicer in servicing the Contracts shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the subservicer have agreed. All compensation payable to a subservicer under a subservicing agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds, and none of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders will have any liability to the subservicer with respect thereto.

                  Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Contracts and the other Trust property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

                  Any  subservicing  agreement  that may be entered into and any other transactions or servicing arrangements relating to the Contracts and the other Trust property involving a subservicer in its capacity as such and shall be deemed to be between the subservicer and the Servicer alone, and the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the subservicer except as set forth in the next succeeding paragraph.

         In the event the Servicer shall for any reason no longer be acting as such, the successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to
         have   replaced  the  outgoing   Servicer  as  a  party  to  each  such
         subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Trust, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Contracts and other Trust property then being serviced thereunder and an accounting of amount collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Contracts and the other Trust property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Contracts and the other Trust property being serviced by such subservicer to the successor Servicer.

                  (d) The Servicer's duties shall include collection and posting of all payments, responding to inquiries by Obligors or by federal, state or local governmental authorities with respect to the Contracts, investigating delinquencies, reporting tax information to Obligors, administering and enforcing Insurance Policies in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Trust with respect to distributions, and making Monthly Advances pursuant to Section 5.03 hereof.

                  The Servicer shall be authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or with respect to the Financed Boats.

         Upon written request of the Servicer and receipt by the Trust of an Officer's Certificate setting forth the facts underlying such request, the Trust shall furnish the Servicer with any limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and the Trust shall not be held liable for such actions of the Servicer thereunder.

         SECTION 4.02 Collection of Contract Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and in connection therewith shall follow such collection procedures as it follows with respect to comparable new or used marine installment sale contracts that it services for itself and others. The Servicer shall not reduce scheduled payments, extend any Contract or otherwise modify the terms of any Contract; provided, however, that, consistent with its normal procedures, the Servicer may extend or modify the payment schedule of any Contract for credit related reasons that would be acceptable to the Servicer with respect to comparable new or used Boats that it services for itself or others, if (a) the maturity of such Contract would not be extended beyond the 180th day prior to the Class A Final Scheduled Distribution Date and (b) the reducing, rescheduling, extension or other modification of the terms of the Contract would not constitute a cancellation of such Contract and the creation of a new installment sale contract. If, as a result of rescheduling or extending of payments or any other modification, such rescheduling, extension or modification breaches any of the terms of the preceding sentence, then the Servicer shall be obligated to purchase such Contract pursuant to Section 4.07 hereof as of the last day of the Due Period on which it became aware or receives written notice from the Trust of such failure. The Servicer may, in accordance with its customary standards, policies and procedures, in its discretion waive any Late Fees that may be collected in the ordinary course of servicing a Contract.

         SECTION 4.03  Realization Upon Contracts.

                  (a) The Servicer will, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on the Contracts and Net Liquidation Proceeds in respect of Defaulted Contracts.

                  Notwithstanding the standard of care specified in Section 4.01 hereof, the Servicer shall commence procedures for the repossession of any Financed Boat or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Financed Boat, including, without limitation, selling such Financed Boat at a public or private sale, subject to the requirements of the applicable state and federal law. In connection with such repossession or foreclosure, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 4.01 hereof. In the event that title to any Financed Boat is acquired in foreclosure or by conveyance in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trust, or, at its election, to its nominee on behalf of the Trust.

                  (b) The Servicer shall be entitled to recover all reasonable fees of third parties and expenses incurred by it in the course of converting any Financed Boat into cash proceeds including, without limitation, expenses relating to recovery and repossession of such Financed Boats, from liquidation proceeds with respect to such Financed Boat. The Net Liquidation Proceeds realized in connection with any such action with respect to a Contract shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.02 hereof and shall be applied to reduce (or to satisfy, as the case may be) the Purchase Price of the Contract, if such Contract is to be purchased by CITSF pursuant to Section 3.02 hereof, is to be purchased by the Servicer pursuant to Section 4.07 hereof, or is to be purchased by CITSF pursuant to Section 11.02 hereof. The foregoing shall be subject to the provision that, in any case in which the Financed Boat shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Boat unless it shall determine in its sole discretion that such repair and/or repossession will increase the Net Liquidation Proceeds of the related Contract by an amount equal to or greater than the amount of such expenses.

                  (c) The Servicer may sue to enforce or collect upon Contracts, including foreclosure of any security interest on a Financed Boat, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract or any Insurance Policy in respect thereof, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Securityholders.

                  (d) Prior to a Service Transfer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of Principal Prepayment in Full. The Servicer will not permit any rescission or cancellation of any Contract.

                  (e) The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy.

         SECTION 4.04  Physical Damage Insurance.

                  (a) The Servicer, in accordance with its customary servicing procedures, shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Boat, provided that such insurance shall be in an amount no greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Boat, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Financed Boat, or such lesser amount permitted by applicable law. The Servicer shall enforce its rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used marine installment sale contracts that it services for itself or others. If an Obligor fails to maintain such insurance, the Servicer shall obtain and advance on behalf of such Obligor, as required under the terms of the applicable Contract and this Agreement, the premiums for such insurance, with uninsured physical damage loan insurance endorsements, each insurance policy naming the Servicer as an additional insured and loss payee, and issued by an insurer having a rating of "A" or better by A.M. Best (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing procedures, but in no event in an amount greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Boat, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Financed Boat, or such lesser amount permitted by applicable law and the Servicer shall disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law. The Servicer does not, under its customary servicing procedures, require Force-Placed Insurance when the principal balance of the related retail installment sale contract or installment loan falls below the level or levels periodically established in accordance with such customary servicing procedures.

         In accordance with such customary servicing procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Boats that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Certificateholders or the Noteholders. Any portion of the principal balance of a Contract consisting of Post Cut-off Date Insurance Add-Ons will not be owned by the Trust, and amounts allocable thereto will not be available for distribution on the Securities. Unless otherwise designated by the Obligor, the Servicer will not allocate payments to Post Cut-off Date Insurance Add-Ons if any amount of principal or interest is due but unpaid on the Contracts. The Servicer shall not deposit payments posted with respect to Post Cut-off Date Insurance Add-Ons in the Collection Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has advanced funds to obtain Force-Placed Insurance makes scheduled payments under the Contract, but has failed to make scheduled payments of such Post Cut-off Date Insurance Add-Ons as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is a Defaulted Contract; provided, however, that any Net Liquidation Proceeds with respect to such Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to the Post Cut-off Date Insurance Add-Ons.

                  (b) The Servicer may, in lieu of causing individual Insurance Policies to be maintained with respect to each Financed Boat pursuant to subsection (a) of this Section 4.04 maintain one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Insurance Policies. To the extent that the Obligor's individual insurance policy does not cover theft of the Financed Boat (to the extent required under the Servicer's customary practices and procedures with respect to comparable new or used marine installment sale contracts that it services for itself or others), the Servicer shall Force-Place Insurance, which may be obtained pursuant to one or more blanket insurance policies covering theft and other risks. The proceeds of any such blanket insurance policies relating to the Contracts shall be deposited in the Collection Account as collections on the Contracts in accordance with the provisions of Article V hereof.

                  Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein. The Servicer shall not, however, be required to deposit any deductible amount with respect to (a) claims under individual Hazard Insurance Policies maintained pursuant to subsection
         (a) of this Section 4.04, or (b) claims under any blanket insurance policy. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy. The Servicer shall provide each Rating Agency with notice of the occurrence of any event specified in the preceding sentence.

         SECTION 4.05 Maintenance of Security Interests in Financed Boats; Retitling.

                  (a) The Servicer, in accordance with its customary servicing procedures, shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Boat in favor of CITSF or CITCF-NY. The Servicer hereby agrees to take such steps as are necessary to re-perfect such security interest in the name of CITSF or CITCF-NY in the event of the relocation of a Financed Boat to a jurisdiction other than the jurisdiction in which steps had been taken to perfect the security interest in favor of CITSF or CITCF-NY. In the event that the assignment of the Contract to the Trust is insufficient without a notation on the related Financed Boat's certificate of title, to grant to the Trust a perfected security interest in the related Financed Boat, CITSF or CITCF-NY hereby agrees to serve as the Trust's agent for the purpose of perfecting the security interest in such Financed Boat and that CITSF's or CITCF-NY's listing as the secured party on the certificate of title is in the capacity as agent of the Trust.

                  (b) If, at any time, a Service Transfer has occurred and CITSF is no longer the Servicer, and the new Servicer is unable to foreclose upon a Financed Boat because the title document for such Financed Boat does not show such Servicer or the Trust as the holder of the first priority security interest in the Financed Boat, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Trust as the secured party.

                  (c) In order to facilitate the Servicer's actions, as described in subsection 4.05(b) hereof, CITSF will provide the Servicer with any necessary power of attorney permitting it to retitle the Financed Boat. The Company hereby appoints the Trust its attorney-in-fact for the purposes to endorse, as appropriate, the certificate of title relating to any Financed Boat in order to cause a change in the registration of legal owner of the Financed Boat to the Trust at such time as such certificate of title is endorsed and delivered to the Department of Motor Vehicles of the State of California (or any other state department of motor vehicles) with appropriate fees. The Company will provide the Trust with any necessary power of attorney for such purpose.

                  (d) If the Servicer is unable to retitle the Financed Boat, in the event that the Servicer seeks to foreclose on a Financed Boat then CITSF will take all actions necessary to act with the Servicer, to the extent permitted by law, to foreclose upon the Financed Boat, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Financed Boat.

         SECTION 4.06 Covenants of Servicer. The Servicer shall make the following covenants on which the Owner Trustee and Indenture Trustee will rely in accepting the Contracts in trust and executing and authenticating the Certificates and the Notes:

                  (a) Security Interest to Remain in Force. The Financed Boat securing each Contract shall not be released from the security interest granted by the Contract in whole or in part except as contemplated herein;

                  (b) No Impairment. The Servicer shall not impair the rights of the Trust in the Contracts or take any action inconsistent with the Trust's ownership of the Contracts, except as expressly provided herein;

                  (c) Amendments. The Servicer shall not increase the number of payments under a Contract, nor increase the principal amount of such Contract which is used to finance the purchase price of the related Boats, nor extend or forgive payments on a Contract, except as provided in Section 4.02 hereof; and

                  (d) Compliance with Insurance Policies. The Servicer shall not fail to comply with the provisions of any Insurance Policy, if the failure to so comply would impair the protection or benefit to be afforded by such Insurance Policies.

         SECTION 4.07 Purchase of Contracts Upon Breach. The Servicer or the Trustees, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach by the Servicer of its covenants under
Section 4.04(a) with respect to Force-Placed Insurance, Section 4.06 and the proviso in Section 4.02 hereof which materially and adversely affects the Trust's interest in any Contract. The Trustees shall not be deemed to have discovered such a breach until such time as a Responsible Officer of the Trustees receives written notice of such breach. Except as otherwise specified in Section 4.02 hereof, unless the breach shall have been cured, the Servicer shall purchase such Contract, at its Purchase Price, not later than the first

Determination Date which is more than 60 days after the Servicer receives written notice from the Trustees, or not later than 60 days after the Servicer otherwise becomes aware of, a breach of any of its obligations with respect to Force-Placed Insurance under Section 4.04(a) hereof or any representation or warranty of the Servicer in Section 4.06 hereof that materially and adversely affects the Trust's interest in such Contract. The Servicer shall effect such purchase by depositing, in accordance with Section 5.04 hereof, the Purchase Price of such Contract (less any Net Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Contract pursuant to Section 5.02 hereof) in the Collection Account on the Deposit Date immediately preceding the Determination Date referred to in the preceding sentence. The effective date of such purchase shall be the last day of the Due Period preceding such Determination Date. The sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders against the Servicer with respect to a breach pursuant to Section
4.06 hereof or Section 4.02 hereof shall be to require the Servicer to purchase Contracts pursuant to this Section 4.07.

         SECTION 4.08 Servicing Fee. The Servicing Fee for a Distribution Date shall be equal to the sum of (i) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any Investment Earnings on amounts on deposit in the Collection Account, the Certificate Distribution Account and the Note Distribution Account. In addition, the Servicer will be entitled to collect and retain any Late Fees received by the Servicer from Obligors during the preceding Due Period.

         SECTION 4.09 Servicer's Certificate. On or before each Determination Date, the Servicer shall furnish a report (the "Monthly Report"), which shall be in substantially the form of Exhibit G, to the Owner Trustee, the Indenture Trustee, any Paying Agent (under the Indenture and the Trust Agreement) and (if CITSF is not the Servicer) CITSF. The determination by the Servicer of the amount of the distributions to be made pursuant to Section 5.05 hereof shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustees shall be protected in relying upon the same without any independent check or verification. The Servicer shall also specify in the Monthly Report each Contract which CITSF or the Servicer is required to purchase as of the last day of the related Due Period and each Contract which the Servicer shall have determined to be a Defaulted Contract or a Liquidated Contract during such Due Period. The Trustees shall not be required to recompute, verify or recalculate information contained in the Servicer's Certificate.

         Each Monthly Report shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit F, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

         In addition, the Servicer shall, on request of the Trustees, furnish the Trustees such underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

         SECTION 4.10 Annual Statement as to Compliance.

                  (a) The Servicer shall deliver to the Trustees within 90 days after the end of each calendar year commencing March 31, ____, a certificate signed by the president, the treasurer or any vice president of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding calendar year of its performance under this Agreement has been made under such officer's supervision and
         (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such preceding calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer shall deliver to the Trustees, promptly after having obtained knowledge thereof, an Officers' Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under clause (i) or (ii) of
         Section 9.01 hereof. The Company shall deliver to the Trustees, promptly after having obtained knowledge thereof, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under clause (i) or (ii) of Section 9.01 hereof.

         SECTION 4.11 Annual Report of Accountants. Within 90 days after the end of each calendar year, commencing March 31, ____, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto. Copies of the annual statement of accountants shall also be provided to each Rating Agency.

         SECTION 4.12 Duties of Owner Trustee. In accordance with Section 6.1(b) of the Trust Agreement, the Servicer will comply with, on behalf of the Owner Trustee, the requirements of Sections 5.4 and 5.5 of the Trust Agreement and Sections 3.6, 3.9 and 7.3 of the Indenture.

         SECTION 4.13 Reports to Securityholders and the Rating Agencies.

                  (a) Concurrently with each distribution charged to the Certificate Distribution Account and the Note Distribution Account, the Owner Trustee and the Indenture Trustee, respectively, so long as it has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Securityholder, such Monthly Report.

                  (b) The Servicer shall forward to each Rating Agency each letter of the Independent certified public accountants' described in
         Section 4.11 hereof, each Servicer's

         Certificate,  each  annual  statement  as to  compliance  described  in
         Section 4.10 hereof and each statement to Securityholders  described in
         Section 5.08 hereof.

         SECTION 4.14 Maintenance of Fidelity Bond and Errors and Omission Policy. The Servicer shall during the term of its service as Servicer maintain in force (a) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (b) a fidelity bond in respect of its officers, employees and agents. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of marine installment sale contracts having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

         SECTION 4.15 Trustees to Cooperate. Upon payment in full on any Contract, the Servicer will notify the Trustees by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Financed Boat related thereto. The Servicer shall determine when a Contract has been paid in full. To the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

         SECTION 4.16 Costs and Expenses. Except as provided in Section 4.03 hereof, all costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of Defaulted Contracts and repossessions of Financed Boats securing such Contracts), shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder.

                                    ARTICLE V

            ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

         SECTION 5.01 Collection Account, Pre-Funding Account, Capitalized Interest Account and Cash Collateral Account.

                  (a)  (i)  On or  before  the  Closing  Date,  there  shall  be established and maintained in the name of the Indenture Trustee, for the benefit of the Noteholders and Certificateholders, with an Eligible Institution (which initially shall be the Indenture Trustee) an account known as the "CIT Marine Trust ____-_ Collection Account" (the
                  "Collection Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and Certificateholders.

                           (ii) On or before the  Closing  Date,  there shall be
                  established  and  maintained  in the  name  of  the  Indenture
                  Trustee, for the benefit of the Noteholders, with the Indenture Trustee an account known as the "CIT Marine Trust ____-_ Note Distribution Account" (the "Note Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                           (iii) On or before the Closing Date,  pursuant to the
                  Trust Agreement, there shall be established and maintained in the name of the Owner Trustee, for the benefit of the Certificateholders, with an Eligible Institution (which initially shall be [____________________], the Paying Agent of the Owner Trustee) an account known as the "CIT Marine Trust ____-_ Certificate Distribution Account" (the "Certificate Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and owned by the Trust.

                           (iv) On or before the  Closing  Date,  there shall be
                  established and maintained in the name of the Owner Trustee with an Eligible Institution (which, initially, shall be [____________________], the Paying Agent of the Owner Trustee) an account known as the "CIT Marine Trust ____-_ Cash Collateral Account (the "Cash Collateral Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and owned by the Trust.

                  (b) Pre Funding Account and Capitalized Interest Account.

                           (i) On or before the  Closing  Date,  there  shall be
                  established and maintained the Pre-Funding Account and the Capitalized Interest Account, in the name of the Owner
                  Trustee,  on  behalf  of the  Trust  for  the  benefit  of the
                  Noteholders and Certificateholders with an Eligible Institution (which, initially, shall be the Indenture Trustee). If, at any time during the Funding Period, the Pre-Funding Account or the Capitalized Interest Account ceases to be maintained with an Eligible Institution, the Indenture Trustee (or the Servicer on its behalf) shall within five (5) Business Days (or such longer period, not to exceed thirty
                  (30) calendar days, as to which the Rating Agency may consent) establish a new Pre-Funding Account or Capitalized Interest Account meeting the condition specified above, transfer any cash and/or any investments to such new Pre-Funding Account or Capitalized Interest Account and from the date such new Pre-Funding Account or Capitalized Interest Account is
                  established, they shall be the "Pre-Funding Account" or "Capitalized Interest Account", as appropriate. The Pre-Funding Account shall be entitled the "CIT Marine Trust ____-_ Pre-Funding Account". The Capitalized Interest Account shall be entitled the "CIT Marine Trust ____-_ Capitalized Interest Account". Each of the Pre-Funding Account and the Capitalized Interest Account shall bear an additional designation clearly indicating that the funds on deposit therein are held for the benefit of, and owned by, the Trust. On the Closing Date, the Trust will deposit the Original Pre-Funded Amount into the Pre-Funding Account and deposit the Initial Capitalized Interest Deposit into the Capitalized Interest Account.

                           (ii) On any  Subsequent  Transfer  Date, the Servicer
                  shall instruct the Owner Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the unpaid principal balance thereof as of the related Subsequent Cut-off Date of the Subsequent Contracts sold to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of Company with respect to such transfer. In no event shall the Servicer be permitted to instruct the Owner Trustee to release from the Pre-Funding Account with respect to Subsequent Contracts to be transferred to the Trust an amount, which, when added to the amounts previously released from the Pre-Funding Account to acquire Subsequent Contracts, would exceed the Original Pre-Funded Amount.

                           (iii) On the Distribution Dates occurring in _________, _________ and _________ of ____, the Owner Trustee
                  shall withdraw Pre-Funding Earnings from the Pre-Funding Account, to the extent available, and deposit such amount in the Collection Account for payment to the Holders of the Securities on such Distribution Dates, in an amount equal to the difference, if any, between (x) the sum of the amount of interest payable to the Noteholders on such Distribution Date and the amount of interest payable to the Certificateholders on such Distribution Date and (y) that portion of the Amount Available allocated to make such interest payments to Noteholders and Certificateholders, respectively, on such Distribution Dates. On such Distribution Dates, such funds, if any, shall be used first to pay to the Noteholders, to the extent available, the Pre-Funding Earnings so withdrawn such that the Noteholders will receive such amounts of interest due on such Distribution Date, and second, to pay to the Certificateholders, to the extent available, the remaining Pre-Funding Earnings so withdrawn such that the Certificateholders will receive such amounts of interest due on such Distribution Date.

                           (iv) On the Distribution Dates occurring in _________, _________ and _________ of ____, the Owner Trustee
                  shall withdraw monies on deposit in the Capitalized Interest Account, to the extent available, and deposit such amount in the Collection Account for payment to the Holders of the Securities on such Distribution Date, in an amount equal to the excess, if any, of (x) the product of (1) the weighted average of the Class A Rate and the Pass-Through Rate as of the first day of the related Interest Accrual Period and (2) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period) over (y) the amount if any Pre-Funding Earnings in the Pre-Funding Account that are available to pay interest on the Securities on such Distribution Date pursuant to clause (iii) above. On such Distribution Dates, such funds, if any, shall be used first to pay to the Noteholders, to the extent available, the amount so withdrawn such that the Noteholders will receive such amounts of interest due on such Distribution Date, and second, to pay to the Certificateholders, to the extent available, the amount so withdrawn such that the Certificateholders will receive such amounts of interest due on such Distribution Date.

                           (v) On the last day of the  Funding  Period  (or,  if
                  such day is not a Business Day, on the next succeeding Business Day) (but in no event later than the _________ ____ Distribution Date) the Servicer shall instruct the Owner Trustee to withdraw from the Pre-Funding Account, and the Owner Trustee shall so withdraw, the difference, if any, between (A) the sum of the Original Pre-Funded Amount, and (B) all amounts theretofore withdrawn from the Pre-Funding Account with respect to the purchase and transfer to the Trust of Subsequent Contracts, and the Owner Trustee shall (i) deposit the Note Pre-Funded Percentage of such amounts into the Note Distribution Account and (ii) deposit the Certificate
                  Pre-Funded Percentage of such amounts into the Certificate Distribution Account. Such amounts will be used to prepay the principal amount of the outstanding Notes and Certificates in accordance with the Note Pre-Funded Percentage and the Certificate Pre-Funded Percentage, respectively, on the Distribution Date immediately following the Funding Period or if the end of the Funding Period is on a Distribution Date, then on such date.

                           (vi) Any Pre-Funding Earnings on deposit in the Pre-Funding Account and all amounts remaining on deposit in the Capitalized Interest Account on the last day of the Funding Period which were not distributed to the Securityholders pursuant to Section 5.01(b) shall be deposited by the Owner Trustee in the Collection Account on such date and shall constitute part of the Amount Available on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.

                  (c) The Eligible Institution maintaining the accounts described in this Section 5.01(a) and (b) shall, in the name of the Trust invest amounts on deposit solely in Eligible Investments that mature not later than one Business Day prior to the next succeeding Distribution Date, in accordance with instructions provided to the Trustees by the Servicer in writing (or, in the case of the Cash Collateral Account, in accordance with instructions provided to the Servicer by the Cash Collateral Depositor, on behalf of the Owner Trustee and the Cash Collateral Depositor, in writing). Once such funds are invested, such Eligible Institution shall not change the investment of such funds. Notwithstanding the foregoing, amounts deposited in the Collection Account from funds on deposit in the Pre-Funding Account pursuant to Section 5.01(b) may not be invested at all. All Investment Earnings from the investment of funds in the accounts described in this
         Section 5.01(a) and (b) shall be deposited in the accounts in which such Investment Earnings were earned; provided, however, Investment Earnings from the investment of funds in the Cash Collateral Account shall be retained in a separate interest subaccount of the Cash Collateral Account and realized losses, if any, on amounts so invested shall be charged against undistributed Investment Earnings from the Cash Collateral Account.

         All Investment Earnings realized from any such investment of funds in the Collection Account, Certificate Distribution Account and Note Distribution Account (to the extent investment of such funds is permitted hereunder) shall be for the benefit of the Servicer and may be withdrawn by the Servicer on each Distribution Date pursuant to subsection 5.05(b)(ii). All Investment Earnings realized from any such investment of funds in the Pre-Funding Account and the Capitalized Interest Account shall be distributed as provided in Section 5.01(b). All Investment Earnings realized from any such investment of funds in the Cash Collateral Account shall be distributed as provided in Section
         5.06.  An  amount  equal to any net loss on such  investments  shall be deposited in the Collection Account, the Certificate Distribution Account and Note Distribution Account by the Servicer out of its own funds, without right to reimbursement, immediately as realized. "Eligible Investments" are any of the following:

                           (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation (if then rated "Aaa" by Moody's), the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

                           (ii) demand and time  deposits  in,  certificates  of
                  deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustees or any Affiliate of the Trustees, acting in their commercial capacity) incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated at least "P-1" or higher from Moody's and "A-1+" from Standard & Poor's (or, with respect to the investment of any amounts on deposit in the Cash Collateral Account or the Certificate Distribution Account, such Standard & Poor's rating shall be at least "A-1"); or any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation and which is rated at least "P-1" by Moody's;

                           (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is at least rated "P-1" by Moody's and at least "A-1+" by Standard & Poor's (or, with respect to the investment of any amounts on deposit in the Cash Collateral Account or the Certificate Distribution Account, such Standard & Poor's rating shall be at least "A-1");

                           (iv)  securities   bearing  interest  or  sold  at  a
                  discount issued by any corporation incorporated under the laws of the United States of America or any

                  State thereof which have a credit rating of at least "A2" or "P-1" from Moody's and at least "AA"- from Standard & Poor's at the time of such investment (or, with respect to the investment of any amounts on deposit in the Cash Collateral Account or the Certificate Distribution Account, such Standard & Poor's rating shall be at least "A");

                           (v) commercial paper having a rating of at least "P-1" from Moody's and at least "A-1+" from Standard & Poor's (or, with respect to the investment of any amounts on deposit in the Cash Collateral Account or the Certificate Distribution Account, such Standard & Poor's rating shall be at least "A-1") at the time of such investment; and

                           (vi) money market funds which are rated "Aaa" by Moody's and at least "AAAm" or "AAAm-G" by Standard & Poor's, including funds which meet such rating requirements for which the Trustees or an affiliate of the Trustees serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) such Trustee or an affiliate of such Trustee charges and collects fees and expenses from such funds for services rendered, (ii) such Trustee charges and collects fees and expenses for services rendered pursuant to this instrument, and (iii) services performed for such funds and pursuant to this instrument may converge at any time. (The Seller and the Servicer specifically authorize such Trustee or an affiliate of such Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such Trustee may charge and collect for services rendered pursuant to this instrument).

                  The Trustees may trade with themselves, each other, or with an Affiliate on an arm's length basis in the purchase or sale of such Eligible Investments.

         SECTION 5.02 Collections; Applications.

         (a) Deposits to Collection Account.  Subject to subsections 5.02(b) and
(c), the Servicer shall deposit in the Collection Account, no later than two Business Days after the Closing Date, any amounts representing payments received on the Contracts on or after the Initial Cut-off Date through and including the Closing Date. Subject to subsections 5.02(b) and (c), the Servicer shall deposit in the Collection Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Servicer, all amounts received in respect of the Contracts, including all loan payments from Obligors, Net Liquidation Proceeds and Insurance Proceeds.

         (b) Monthly Deposits to Collection Account. Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as:

                           (i) CITSF shall  remain the  Servicer  hereunder  and
                  CITSF remains a direct or indirect subsidiary of CIT, if CIT shall have and maintain a short-term debt rating of at least "A-1" by Standard & Poor's and either a short-term debt rating of "P-1" or a long-term debt rating of at least "A2" by Moody's, or

                           (ii) the Servicer obtains a letter of credit,  surety
                  bond or insurance policy (the "Servicer Letter of Credit") under which demands for payment will be made to secure timely remittance of monthly collections to the Collection Account and the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule and any amendment required to be made to this Agreement in connection therewith will not result in a qualification, reduction or withdrawal of its then-current rating of the Notes or Certificates, the Servicer may make the deposits to the Collection Account specified in subsection 5.05(a) on a monthly basis, but not later than the Deposit Date immediately preceding the Distribution Date following the last day of the Due Period within which such payments were processed by the Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Collection Account during such Due Period but for the provisions of this subsection 5.02(b). In the event that the Servicer is permitted to make remittances of collections to the Collection Account pursuant to Section 5.02(b)(ii), this Agreement may be modified, to the extent necessary, without the consent of any Securityholder.

                  (c) Amounts Not Required to be Deposited. The Servicer will not be required to deposit in the Collection Account amounts relating to the Contracts attributable to the following:

                           (i) amounts  received  with respect to each  Contract
                  (or property acquired in respect thereof) that has been purchased by CITSF or the Servicer pursuant to this Agreement and that are not required to be distributed to Securityholders,

                           (ii) net  investment  earnings on funds  deposited in
                  the Collection Account, the Certificate Distribution Account, the Note Distribution Account and the Cash Collateral Account,

                           (iii) amounts received as Late Fees,

                           (iv) amounts received in respect of Post Cut-off Date
                  Insurance Add-Ons,

                           (v) any repossession profits on Liquidated Contracts,

                           (vi) amounts received as liquidation proceeds, to the
                  extent the Servicer is entitled to reimbursement of liquidation expenses relating thereto pursuant to Section 4.03, and

                           (vii) amounts to be reimbursed to the Servicer in respect of Nonrecoverable Advances.

                  (e) Permitted Withdrawals from the Collection Account. The Indenture Trustee will, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account pursuant to this Agreement that are attributable to the Contracts for the following purposes:

                           (i) to make payments and distributions in the amounts
                  and in the manner provided for in Section 5.05;

                           (ii) to pay to CITSF or the Servicer  with respect to
                  each Contract or property acquired in respect thereof that has been purchased pursuant to Section 3.02, 4.02, 4.07, 11.01 or 11.02, all amounts received thereon and not required to be distributed to Noteholders and Certificateholders;

                           (iii)  to  withdraw  any  amount   deposited  in  the
                  Collection Account that was not required to be deposited therein; and

                           (iv) to reimburse  the  Servicer  out of  liquidation
                  proceeds for liquidation expenses incurred by it, to the extent such reimbursement is permitted under Section 4.03 and to the extent such expenses have not otherwise been reimbursed.

         Since, in connection with withdrawals pursuant to clauses (ii) and (iv) of this subsection 5.02(d), CITSF's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses. The Servicer shall keep and maintain an accounting for the purpose of justifying any withdrawal from the Collection Account pursuant to clause (iii) of this subsection 5.02(d).

         SECTION 5.03 Monthly Advances. With respect to each Contract as to which there has been an Interest Shortfall during the related Due Period (other than an Interest Shortfall arising from either (i) a Principal Prepayment in Full of a Contract or (ii) a Contract which has been subject to a Relief Act Reduction during such Due Period), the Servicer shall make a Monthly Advance in the amount of such Interest Shortfall, but only to the extent the Servicer, in its good faith judgment, expects to recoup such Monthly Advance from subsequent payments of interest by or on behalf of the Obligors, Net Liquidation Proceeds or proceeds from Insurance Policies with respect to the related Contract. The Servicer shall not be obligated to make any advance to the Trust in respect of the principal component of scheduled payments on any Contract which is not paid during the Due Period in which they are due.

         The Servicer shall deposit any such Monthly Advance into the Collection Account in next-day funds or immediately available funds no later than 12:00 noon, New York time, on the related Deposit Date. The Servicer shall be reimbursed for any such Monthly Advance by subsequent collections in respect of interest on such Contract made by or on behalf of the Obligor, and Net Liquidation Proceeds or proceeds from Insurance Policies with respect to such Contract. If an unreimbursed Monthly Advance shall become a Nonrecoverable Advance, the Servicer shall be reimbursed from collections on all the Contracts in the Trust in the order of priority set forth in Section 5.05 hereof.

         SECTION 5.04A Non-Reimbursable Payments. On each Deposit Date, the Servicer shall make a deposit (a "Non-Reimbursable Payment") to the Collection Account in respect of each Contract for which there has been an Interest Shortfall during the preceding Due Period arising either from a Principal Prepayment in Full or a Relief Act Reduction in respect of such Contract during such Due Period, in an amount equal to the Interest Shortfall.

         The Servicer shall deposit the aggregate amount of Non-Reimbursable Payments in respect of a Due Period into the Collection Account at the time and in the manner specified in Section 5.03. The Servicer shall not be entitled to reimbursement for any Non-Reimbursable Payment.

         SECTION 5.04B Additional Deposits. CITSF and the Servicer, as the case may be, shall deposit into the Collection Account the aggregate Purchase Price pursuant to Sections 3.02, 4.02, 4.07, 11.01 and 11.02, as applicable. All remittances shall be made to the Collection Account, in next-day funds or immediately available funds, no later than 12:00 noon, New York time, on the related Deposit Date.

         SECTION 5.05  Distributions.

                  (a) On or before the Determination Date preceding a Distribution Date, the Servicer will make a determination and inform the Indenture Trustee and the Owner Trustee of the following amounts with respect to the preceding Due Period: (i) the aggregate amount of collections on the Contracts; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer; (iii) the aggregate Purchase Price of Contracts to be purchased by CITSF or the Servicer; (iv) the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (v) the aggregate amount to be distributed as principal and interest on the Certificates on the related Distribution Date; (vi) the Servicing Fee; (vii) the aggregate amount of Non-Reimbursable Payments; (viii) the amounts required to be withdrawn from the Cash Collateral Account for such Distribution Date in accordance with Sections 5.05(b) and 5.06 hereof and the applicable provisions of the Cash Collateral Agreement; (ix) any amounts to be deposited into the Cash Collateral Account pursuant to Sections 5.05(b)(viii) and 5.06 hereof and the applicable provisions of the Cash Collateral Agreement and (x) the aggregate amount of unreimbursed Monthly Advances to be reimbursed to the Servicer.

                  (b) On each Distribution Date the Indenture Trustee, based on the instruction provided by the Servicer in subsection (a) above, will withdraw the Amount Available from the Collection Account to make the following payments (to the extent sufficient funds are available therefor) in the following order and priority:

                           (i) the aggregate amount of any unreimbursed  Monthly
                  Advances made by the Servicer (and which are then due to be reimbursed to the Servicer) will be paid to the Servicer;

                           (ii)  the   Servicer   Payment  (to  the  extent  not
                  previously retained by the Servicer) will be paid to the Servicer;

                           (iii) the Class A Interest Distribution Amount, including any Outstanding Class A Interest, will be deposited into the Note Distribution Account, for payment to the Noteholders;

                           (iv) on and prior to the Cross-over Date, the Principal Distribution Amount, including any unpaid principal due on prior Distribution Dates, will be deposited into the Note Distribution Account, for payment to the Noteholders;

                           (v) the  Certificate  Interest  Distribution  Amount,
                  including any Outstanding Certificate Interest, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

                           (vi) prior to the Cross-over Date, the Principal Liquidation Loss Amount, if any, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

                           (vii) on and after the Cross-over Date, the Principal
                  Distribution Amount (to the extent not paid to Noteholders on the Cross-over Date), including any unpaid principal due on prior Distribution Dates, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

                           (viii) an amount equal to the lesser of (a) the balance, if any, remaining after the payments in clauses (i) through (vii) above and (b) the sum of (1) the amount by which the Required Cash Collateral Amount with respect to the following Distribution Date exceeds the amount on deposit in the Cash Collateral Account (exclusive of Investment Earnings on amounts on deposit therein) on the current Distribution Date after giving effect to any withdrawals therefrom on such Distribution Date, and (2) the amount, if any, by which (I) the amount of payments of principal and interest required to be made on the Loan on such Distribution Date pursuant to the Cash Collateral Agreement exceeds (II) the Investment Earnings accrued on the Cash Collateral Account since the preceding Deposit Date, will be deposited in the Cash Collateral Account, for payment to the

                  Certificateholders and, the Cash Collateral Depositor in accordance with the provisions of Section 5.06 hereof and the Cash Collateral Agreement; and

                           (ix)  the  balance,   if  any,  remaining  after  the
                  payments  in  clauses  (i)  through   (viii)  above  shall  be
                  distributed to [____________________].

                  (c) On each Distribution Date, the Indenture Trustee and the Owner Trustee shall distribute all amounts in the Note Distribution Account and the Certificate Distribution Account, respectively, to the Noteholders and the Certificateholders, respectively as provided in the Indenture and Trust Agreement respectively.

         SECTION 5.06  Cash Collateral Account.

                  (a) The Owner Trustee shall, on the Closing Date, deposit or cause to be deposited in the Cash Collateral Account by wire transfer of immediately available funds the Initial Cash Collateral Amount from the proceeds of the loan to be made on the Closing Date by the Cash Collateral Depositor under the Cash Collateral Agreement. On each Distribution Date, the Owner Trustee shall deposit or cause to be deposited into the Cash Collateral Account by wire transfer of immediately available funds any amount it receives pursuant to Section 5.05(b)(viii) of this Agreement, which amount shall be designated as being for deposit in the Cash Collateral Account. The Owner Trustee shall have the sole right to make withdrawals from the Cash Collateral Account and to exercise all rights with respect to the Cash Collateral Account Property. Amounts withdrawn from the Cash Collateral Account and paid to the Certificateholders or the Cash Collateral Deposit, as provided herein and in the Cash Collateral Agreement, shall not be required to be reimbursed to the Cash Collateral Account by the Trustees, the Securityholders, the Cash Collateral Depositor, any Paying Agent or any transferee thereof.

                  (b) In the event that the sum of the Certificate Interest Distribution Amount (including any Outstanding Certificate Interest), Principal Liquidation Loss Amount and Principal Distribution Amount to be distributed to the Certificateholders for any Distribution Date exceeds the amount deposited in the Certificate Distribution Account pursuant to Sections 5.05(b)(v), 5.05(b)(vi) and 5.05(b)(vii) of this Agreement, respectively, on such Distribution Date, the Servicer shall instruct the Owner Trustee in writing to withdraw or cause to be withdrawn from the Cash Collateral Account on or before the related Deposit Date the lesser of the amount of such excess and the Available Cash Collateral Amount (the "Draw Amount"). The Owner Trustee shall deposit such amount, or cause such amount to be deposited, into the Certificate Distribution Account no later than 12:00 noon, New York City time, on such Deposit Date.

                  (c) On or before the Deposit Date immediately preceding the Certificate Final Distribution Date, the Servicer shall instruct the
         Owner Trustee to withdraw or cause to be withdrawn from the Cash Collateral Account an amount (the "Final Draw Amount") equal to the lesser of (i) the Certificate Balance on the Certificate Final
         Distribution   Date,
         after giving effect to distributions of the Principal Distribution Amount to Certificateholders on the Certificate Final Distribution Date pursuant to Section 5.05(b)(vii) of this Agreement and (ii) the amount on deposit in the Cash Collateral Account, excluding Investment Earnings with respect thereto, after giving effect to any withdrawal from the Cash Collateral Account pursuant to clause (b) of this Section
         5.06. The Owner Trustee shall deposit such amount, or cause such amount to be deposited, into the Certificate Distribution Account no later than 12:00 noon, New York City time, on such Deposit Date.

                  (d) Investment Earnings on amounts on deposit in the Cash Collateral Account and Cash Collateral Account Surplus on deposit in the Cash Collateral Account shall be distributed to the Cash Collateral Depositor to the extent required by Sections 3(a) and (b) of the Cash Collateral Agreement.

                  (e) If at any time the Cash Collateral Account ceases to be maintained at an Eligible Institution as required by Section 5.01(a), the Owner Trustee shall within 10 Business Days (or such longer period not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Cash Collateral Account meeting the conditions specified in Section 5.01(a) and shall transfer any and all cash and investments in the Cash Collateral Account to such new Cash Collateral Account.

         SECTION 5.07 Net Deposits. CITSF (in whatever capacity) may make the remittances required pursuant to this Agreement, net of amounts to be retained by it or distributed to it (also in whatever capacity), pursuant to this Agreement, for so long as (a) it shall be the Servicer and (b) it will be entitled, pursuant to Section 5.02, to make deposits on a monthly basis, rather than a daily basis. Nonetheless, the Servicer shall account for all of the above-described amounts as if such amounts were deposited and distributed separately.

         SECTION 5.08 Statements to Securityholders. On each Distribution Date, the Servicer shall prepare and will include with the distribution to each Securityholder, a statement setting forth for the related Due Period the following information:

                  (a) the amount of the distribution allocable to principal of the Notes and to the Certificate Balance of the Certificates, including any overdue principal;

                  (b) the amount of the distribution allocable to interest on or with respect to each class of Securities, including any overdue interest;

                  (c) the Pool Balance, the Note Pool Factor and the Certificate Pool Factor as of the end of the related Due Period;

                  (d) the Servicer Payment for such Distribution Date;

                  (e) the amount of Monthly Advances and Non-Reimbursable Payments on such date;

                  (f) the aggregate principal balance of all Contracts which were delinquent 30, 60 and 90 days or more as of the last day of the related Due Period;

                  (g) during the Funding Period, the amount of funds on deposit in the Pre-Funding Account;

                  (h) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts;

                  (i) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts purchased by the Trust on the related Distribution Date;

                  (j) the aggregate outstanding principal balance of the Notes as of such Distribution Date after giving effect to any distributions on such Distribution Date;

                  (k) the Certificate Balance as of such Distribution Date after giving effect to any distributions thereon and reductions thereto on such Distribution Date;

                  (l) the Draw Amount, if any, and the Final Draw Amount (if applicable) with respect to such Distribution Date;

                  (m) the Available Cash Collateral Amount, after giving effect to any deposit to or withdrawal from the Cash Collateral Account with respect to such Distribution Date, and such amount expressed as a percentage of the Pool Balance; and

                  (n) the Required Cash Collateral Amount.

         Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Securityholder a statement containing the information with respect to interest accrued and principal paid on its Securities during such calendar year. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided to the Securityholders pursuant to any requirements of the Code as from time to time in force.

                                   ARTICLE VI

                                   [RESERVED]

                                   ARTICLE VII

                                   THE COMPANY

         SECTION 7.01 Representations of Company. The Company hereby makes the following representations as to itself on which the Owner Trustee and the Indenture Trustee on behalf of the Trust shall rely in accepting the Contracts in trust and authenticating the Certificates and the Notes, respectively. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Contracts to the Trust.

                  (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company or on the Certificates or the transactions contemplated by this Agreement.

                  (b) Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Company or on the Certificates or the transactions contemplated by this Agreement.

                  (d) No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this

         Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

         SECTION 7.02 Merger or Consolidation of Company. Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Company shall promptly notify each Rating Agency of any such merger to which it is a party and such merger shall satisfy the Rating Agency Condition.

         SECTION 7.03 Limitation on Liability of the Company and Others.

                  (a) Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; notwithstanding anything herein to the contrary, no party to this Agreement shall have any recourse against the Company for any actions taken, or failed to be taken, by the Company.

                  (b) The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) The Company shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement.

         SECTION 7.04 The Company May Own Securities. The Company and any Person controlling, controlled by, or under common control with the Company may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Company or an Affiliate thereof, except as otherwise provided in the definition of "Noteholder" or "Certificateholder", respectively. Notes and Certificates so owned by or pledged to the Company or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

         SECTION 7.05 Indebtedness of and Sale of Assets by the Company.

                  (a) The  Company  will not  incur  any  material  indebtedness
         (other than indebtedness which is contemporaneously repaid upon the issuance of securities by the Company or by selling any assets in connection therewith to the extent permitted by its Certificate of Incorporation) nor will it sell all or substantially all of its assets, if either such action would result in the downgrading by Moody's of any outstanding securities of the Company or any trust or other entity of which the Company is the settlor or depositor, which securities are then rated by Moody's; provided, however, nothing contained in this Agreement shall prohibit the Company from issuing any securities or acting as the settlor or depositor of any trust or other entity (or selling any assets in connection therewith) to the extent permitted by its Certificate of Incorporation.

                  (b) Prior to the issuance of any securities by the Company, the Company shall give at least 5 days' prior written notice to Moody's with a copy of the Prospectus or Preliminary Prospectus Supplement and, on the issuance date, a copy of the agreements pertaining to such securities of the type in the definition of Basic Documents.

                                  ARTICLE VIII

                  THE SERVICER; REPRESENTATIONS AND INDEMNITIES

         SECTION 8.01 Representations of CITSF. CITSF hereby makes the following representations on which the Owner Trustee and the Indenture Trustee on behalf of the Trust shall rely in accepting the Contracts in trust and authenticating the Certificates and the Notes, respectively. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the sale of the Contracts to the Trust.

                  (a)  Organization  and Good  Standing.  CITSF is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. CITSF is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of CITSF or on the Certificates or the transactions contemplated by the Agreement.

                  (b) Authorization; Binding Obligations. CITSF has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of CITSF enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. CITSF is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CITSF or on the Certificates or the transactions contemplated by the Agreement.

                  (d) No Violations. The execution, delivery and performance of this Agreement by CITSF will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of CITSF, or constitute a material breach of any mortgage, indenture, contract or other agreement to which CITSF is a party or by which CITSF may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of CITSF threatened, against CITSF or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of CITSF have a material adverse effect on the transactions contemplated by this Agreement.

         SECTION 8.02 Liability of Servicer, Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer, CITSF or the Company under this Agreement and shall have no other obligations or liabilities hereunder.

                  (a) The Servicer shall defend, indemnify, and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the negligent use or operation by the Servicer of a Financed Boat, to the extent such loss is not reimbursed pursuant to any Insurance Policy, the Servicer's Errors and Omission Policy or any fidelity bond.

                  (b) Subject to Section 8.04(a), the Servicer will defend and indemnify the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any negligent action taken, or negligently failed to be taken, by the Servicer with respect to any Financed Boat, to the extent such loss is not reimbursed pursuant to any Insurance Policy, the Servicer's Errors and Omission Policy or any fidelity bond.

                  (c) The Servicer agrees to pay, and shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against, any taxes that may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Notes and Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

                  (d) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (e) The Servicer shall indemnify, defend, and hold harmless from and against, and pay to the Trustees all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained in accordance with the terms and conditions herein and in the Indenture and the Trust Agreement, as the case may be, except to the extent that such cost, expense, loss, claim, damage or liability:
         (i) shall be due to the willful misfeasance, gross negligence or bad faith of such Trustee; (ii) relates to any tax other than the taxes with respect to which the Company shall be required to indemnify such Trustee pursuant to this Agreement; (iii) shall arise from such Trustee's breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as applicable; (iv) shall be one as to which the Company is required to indemnify such Trustee or
         (v) shall arise out of or be incurred in connection with the acceptance or performance by such Trustee of the duties of successor Servicer hereunder.

         Indemnification under this Section 8.02 shall include reasonable fees and expenses of counsel in any litigation appointed by the Servicer and reasonably satisfactory to the indemnitee, provided that the Servicer shall only be required to pay the fees and expenses of one counsel in any single litigation (or related proceedings) for all indemnitees; provided, however, if in the written opinion of counsel reasonably satisfactory to the Servicer, the interests of the Servicer and the Indenture Trustee conflict such that the Servicer and the Indenture Trustee may not both be represented by such counsel, upon ten days prior written notice to the Servicer, the Indenture Trustee may hire one other counsel, and the Indemnification under this Section 8.02 shall also include the reasonable fees and expenses of such other counsel. If the Servicer or the Company shall have made any indemnity payments pursuant to this
Section 8.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer and/or the Company, without interest. The indemnities under this Section 8.02 shall survive the resignation or removal of the Trustees, or the termination of the Trust Agreement and this Agreement.

         SECTION 8.03 Merger or Consolidation of Servicer. Any person into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer (which Person assumes the obligations of the Servicer), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify each Rating Agency of any such merger to which it is a party.

         SECTION 8.04 Limitation on Liability of Servicer and Others.

                  (a) Neither the Servicer nor the Company, nor any of the directors, officers, employees or agents of the Servicer or the Company shall be under any liability to the Trustees, the Trust or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its or his obligations in compliance with any standard of care set forth in this Agreement, or any liability which otherwise would be imposed by reason of any breach of the terms and conditions of this Agreement.

                  (b) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) Except as arises from its duties as Servicer hereunder, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer and the Company may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable from the Collection Account and the Servicer and the Company shall be entitled to be reimbursed therefor out of the Collection Account.

         SECTION 8.05 Servicer Not To Resign. The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law, compliance with which could not be realized without material adverse impact on the Servicer's financial condition. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Trustees and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

                                   ARTICLE IX

                              EVENTS OF TERMINATION

         SECTION 9.01 Events of Termination.

         "Event of Termination" means the occurrence of any of the following:

                  (a) Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware that such deposit was required;

                  (b) Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than pursuant to Section 9.01(a)), which failure continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, the Owner Trustee or the Company or to the Servicer, the Company and the Trustees by Holders of Notes or Certificates evidencing not less than 25% of the aggregate outstanding principal balance of the Notes, or the outstanding Certificate Balance, respectively;

                  (c) Any assignment or delegation by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment or delegation;

                  (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

                  (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

                  (f) The failure of the Servicer to be an Eligible Servicer.

         If an Event of Termination has occurred and is continuing, the Indenture Trustee may or at the written direction of Holders of Notes evidencing a majority of the aggregate outstanding principal balance of the Notes (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or Holders of Certificates evidencing a majority or more of the Certificate Balance) shall, unless prohibited by applicable law, terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by Section 9.06), shall pass to and be vested in the Indenture Trustee pursuant to and under this
Section 9.01 (however, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, such authority shall pass to and be vested in the Owner Trustee pursuant to and under this Section 9.01); and, without limitation, such Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make such Trustee or a successor servicer the sole lienholder or legal title holder of record of each Financed Boat), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of CITSF and the Servicer agrees to cooperate with such Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to such Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make such Trustee or a successor Servicer the sole lienholder or legal title holder of record in respect of each Financed Boat. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement, at the time of the termination of its activities as Servicer, to the extent that funds in the Collection Account are available for the payment thereof without reducing the amount of distributions that would be made to Holders of the Notes and Certificates. The Servicer shall transfer to the new Servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new Servicer may reasonably request and (ii) the Contracts and any of the Contract Files in the Servicer's possession.

         SECTION 9.02 Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section
9.01 or a notice of determination pursuant to Section 8.05, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Indenture Trustee will not assume any obligations of CITSF pursuant to Section 3.02 or be obligated to deposit any net loss on an investment directed by a predecessor Servicer pursuant to Section 5.01(b), and (ii) the Indenture Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by CITSF of any of its representations and warranties contained herein or in any related document or agreement. The Indenture Trustee and any successor Servicer shall have no responsibility for failure of CITSF and any predecessor Servicer to deliver to the Indenture Trustee or such successor Servicer any property or funds belonging to the Trust, including but not limited to the funds, records, Contracts and Contract Files. As compensation therefor, the Indenture Trustee shall, except as provided in this Section 9.02, be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such compensation shall, without the written consent of 100% of the Securityholders, be in excess of the Servicing Fee. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 9.03 Notification to Securityholders.

                  (a)  Promptly   following  the  occurrence  of  any  Event  of
         Termination, the Servicer shall give written notice thereof to the Trustees, the Cash Collateral Depositor (so long as the Loan under the Cash Collateral Agreement is still outstanding) and the Securityholders at their respective addresses appearing on the Certificate Register and the Note Register and to each Rating Agency.

                  (b) Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article IX, the Trustees shall give written notice thereof to the Cash Collateral Depositor (so long as the Loan under the Cash Collateral Agreement is still outstanding) and to the Certificateholders and Noteholders at their respective addresses appearing on the Certificate Register and the Note Register.

                  (c) The Indenture Trustee shall give written notice to each Rating Agency at least 30 days prior to the date upon which any Eligible Servicer (other than the Indenture Trustee) is to assume the responsibilities of Servicer pursuant to Section 9.02, naming such successor Servicer.

         SECTION 9.04 Rights to Direct Trustees and Waiver of Events of Termination. Holders of Notes or Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Notes or 25% of the Certificate Balance, respectively, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee or the Owner Trustee, respectively, or exercising any trust or power conferred on the Trustees; provided, however, that, subject to Section 10.01, the Trustees shall have the right to decline to follow any such direction which such Trustee (being advised by counsel) determines that the action so directed may not lawfully be taken, or if such Trustee in good faith shall, by a Responsible Officer or Officers of such Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders or Certificateholders not parties to such direction; provided further that nothing in this Agreement shall impair the right of the Trustees to take any action deemed proper by such Trustee and which is not inconsistent with such direction by the Noteholders or Certificateholders.

         Holders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, Certificates evidencing not less than a majority of the Certificate Balance) may, on behalf of the Noteholders and Certificateholders, waive any past Event of Termination hereunder and its consequences (except a continuing failure to make any required deposits to or payments from the Collection Account and the other accounts contemplated herein in accordance with this Agreement, which default cannot be waived without the consent of all Securityholders) and, upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

         SECTION 9.05 Effect of Transfer.

                  (a) After the Service Transfer, the Indenture Trustee or new Servicer may notify the Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

                  (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer shall remain liable for any liability of the replaced Servicer hereunder that was already accrued at the time of the Service Transfer and except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

                  (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities and other agreements of the Servicer and CITSF) other than those relating to the management, administration, servicing or collection of the Contracts.

                                    ARTICLE X

                                   [RESERVED]

                                   ARTICLE XI

                       OPTIONAL PURCHASE AND AUCTION SALE

         SECTION 11.01 Optional Purchase of All Contracts. On any Distribution Date, following any Record Date as of which the Pool Balance is 10% or less of the Initial Pool Balance, CITSF shall have the option to purchase the Contracts (including the Defaulted Contracts), any Financed Boats in the Trust relating to Defaulted Contracts and all rights relating to the Contracts under all Insurance Policies. To exercise such option, CITSF shall notify the Trustees and the Depository, if any, in writing, no later than the 20th day of the month preceding the month as of which such purchase is to be effected occurs; provided, however, that CITSF shall not effect any such purchase if the long-term unsecured obligations of its parent are rated less than "Baa3" by Moody's or less than "BBB" by Standard & Poor's, unless the Trustees shall have received an Opinion of Counsel acceptable to it that payment of the purchase price to the Securityholders will not constitute a voidable preference or a fraudulent transfer under the United States Bankruptcy Code. CITSF shall effect such purchase by depositing, in accordance with Section 5.04, the aggregate Purchase Price of the Contracts (less any other amounts deposited, or to be deposited, by the Servicer in the Collection Account with respect to the Contract pursuant to Section 5.02) plus the appraised value of any other property held by the Trust and purchased by CITSF (less liquidation expenses) in the Collection Account on the Deposit Date immediately following the month in which such purchase is to be effected; provided, however, in no event shall the amount so deposited, when added to the amounts on deposit in the Collection Account on such date and available for distribution to Securityholders on the next Distribution Date, be less than the amount required to pay all accrued and unpaid interest on the Notes, the remaining principal balance of the Notes, accrued and unpaid interest on the Certificates and the Certificate Balance, after giving effect to the reimbursement of the Servicer for all unpaid Monthly Advances and the Servicer Payment. The effective date of such purchase shall be the last day of the Due Period which ends in the month referred to in the preceding sentence.

         SECTION 11.02 Mandatory Sale of all Contracts. In accordance with the procedures and schedule set forth in Exhibit H hereto (the "Auction Procedures"), the Indenture Trustee (or, if the Notes have been paid in full and the Indenture shall have been discharged in accordance with its terms, the Owner Trustee) shall conduct an auction (the "Auction") of the Contracts remaining in the Trust (such Contracts hereinafter referred to as the "Auction Property") in order to effect a termination of the Trust pursuant to Section 7.1 of the Trust Agreement on the second Distribution Date succeeding the Record Date on which the Pool Balance is 5% or less of the Initial Pool Balance. Such Auction shall be conducted within 10 days following the Distribution Date following the Record Date on which the Pool Balance is 5% or less of the Initial Pool Balance. CITSF and the Company may, but shall not be required to, bid at the Auction. Such Trustee shall sell and transfer the Auction Property to the highest bidder therefor at the Auction provided that:

                  (a) the Auction has been conducted in accordance with the Auction Procedures;

                  (b) such Trustee has received good faith bids for the Auction Property from two prospective purchasers that are considered by such Trustee, in its sole discretion, to be competitive participants in the market for marine installment sale contracts;

                  (c) a financial advisor, as advisor to such Trustee (in such capacity, the "Advisor"), shall have advised such Trustee in writing that at least two of such bidders (including the winning bidder) are participants in the market for marine installment sale contracts willing and able to purchase the Auction Property;

                  (d) the highest bid in respect of the Auction Property is not less than the aggregate fair market value of the Auction Property (as determined by such Trustee in its sole discretion);

                  (e) any bid submitted by CITSF, the Company or any affiliate of either of them shall reasonably represent the fair market value of the Auction Property, as independently verified and represented in writing by a qualified independent third party evaluator (which may include the Advisor or an investment banking firm) selected by such Trustee; and

                  (f) the highest bid would result in proceeds  from the sale of the Auction Property which will be at least equal to the sum of (A) the greater of (1) the aggregate Purchase Price for the Contracts (including Defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (2) an amount that, when added to amounts on deposit in the Collection Account and available for distribution to Securityholders on the second Distribution Date following the consummation of such sale (the "Liquidation Distribution Date"), would result in proceeds sufficient to distribute to Securityholders the amounts of interest due to the Securityholders for such Distribution Date and any unpaid interest payable to the Securityholders with respect to one or more prior Distribution Dates and the outstanding principal amount of the Notes and the Certificate Balance, and (B) the sum of (1) an amount sufficient to reimburse the Servicer for any unreimbursed Monthly Advances for which it is entitled to reimbursement and (2) the Servicing Fee payable on such second Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Due Periods.

         Provided  that all of the  conditions  set forth in clauses (a) through
(f) have been met, such Trustee shall sell and transfer the Auction Property, without representation, warranty or recourse, to such highest bidder in accordance with and upon completion of the Auction Procedures. Such Trustee shall deposit the purchase price for the Auction Property in the Collection Account at least one Business Day prior to such second succeeding Distribution Date. In addition, the Auction must stipulate that the Servicer be retained to service the Contracts on terms substantially similar to those in the Agreement. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, such Trustee shall decline to consummate such sale and transfer. In the event such sale and transfer is not consummated in accordance with the foregoing, however, such Trustee may from time to time in the future, but shall not under any further obligation to, solicit bids for sale of the assets of the Trust Fund upon the same terms and conditions as set forth above.

         If any of the foregoing conditions are not met, such Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Contracts remaining in the Trust. In such event, however, such Trustee may from time to time solicit bids in the future for the purchase of such Contracts pursuant to this Section 11.02.

         If applicable, the Indenture Trustee shall provide notice to the Owner Trustee of the termination of the Trust pursuant to this Section 11.02 as soon as practicable upon the consummation of the mandatory sale of the Contracts pursuant to this Section 11.02.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.01 Amendment. This Agreement may be amended in writing by the Company, the Servicer and the Owner Trustee (and, in the event such amendments affect the Indenture Trustee, the Indenture Trustee) without prior notice to or the consent of any of the Securityholders, and in the case of clauses (vi) and (vii), upon satisfaction of the Rating Agency Condition, (i) to correct manifest error or cure any ambiguity, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be, (iii) to add or amend any provisions as requested by Moody's or Standard & Poor's in order to maintain or improve any rating of the Notes or Certificates (it being understood that, after the Closing Date, neither the Owner Trustee, the Indenture Trustee, the Company nor CITSF is obligated to maintain or improve such rating); (iv) to add to the covenants, restrictions or obligations of the Company, the Servicer, the Owner Trustee or the Indenture Trustee; (v) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts under the Trust Agreement by more than one trustee pursuant to Article VI of the Trust Agreement or (vi) to add, change or eliminate any other provisions provided that an amendment pursuant to this clause (vi), shall not, as evidenced by an Opinion of Counsel for the Servicer or the Company, adversely affect in any material respect the interests of the Trust, any Noteholder or any Certificateholder.

         This Agreement may also be amended in writing from time to time by the Company, the Servicer and the Owner Trustee (and, in the event such amendments affect the Indenture Trustee, the Indenture Trustee), with the consent of Holders of Certificates evidencing not less than a majority of the Certificate Balance and the consent of Holders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders or Noteholders, respectively; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of Contracts, or distributions that shall be required to be made on any Certificate or Note, respectively, the Contract Rate, the Pass-Through Rate or the Class A Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates and Notes then outstanding.

         Notwithstanding the foregoing, no amendment materially affecting the rights of the Cash Collateral Depositor shall be made without the consent of the Cash Collateral Depositor (so long as the Loan under the Cash Collateral Agreement is still outstanding).

         Promptly after the execution of any amendment or consent pursuant to this Section, the Owner Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Noteholder (but only if such amendment is pursuant to the second paragraph of this Section 12.01) and (so long as the Loan under the Cash Collateral Agreement is still outstanding) the Cash Collateral Depositor and, in all cases, to each Rating Agency, which notification will be prepared by the Servicer and delivered to such Trustee.

         It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Cash Collateral Depositor pursuant to this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders, the Noteholders or the Cash Collateral Depositor, as the case may be, shall be subject to such reasonable requirements as such Trustee may prescribe.

         Such Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee's own rights, duties or immunities under this Agreement or otherwise. However, no such amendment shall be permitted without the consent of the Trustee whose rights, duties or immunities are being modified.

         In connection with any amendment pursuant to this Section 12.01, the Owner Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

         Upon the execution of any amendment or consent pursuant to this Section 12.01, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Securities theretofore or thereafter issued hereunder shall be bound thereby.

         SECTION 12.02 Protection of Title to Trust.

                  (a) On or prior to the Closing Date, the Servicer shall cause the following UCC-1 financing statements to be filed:

                           (i) UCC-1 financing statement executed by CITCF-NY as
                  debtor, naming CITSF as secured party and filed in New Jersey and Oklahoma City to perfect the sale from CITCF-NY to CITSF;

                           (ii) UCC-1 financing  statement  executed by CITSF as
                  debtor, naming the Company as secured party and filed in New Jersey and Oklahoma City to perfect the sale from CITSF to the Company;

                           (iii) UCC-1 financing statement executed by the Company as debtor, naming the Owner Trustee as secured party and filed in New Jersey and Oklahoma City to perfect the sale from the Company to the Owner Trustee; and

                           (iv) UCC-1 financing  statement executed by the Owner
                  Trustee as debtor, naming the Indenture Trustee as secured party and filed in New Jersey, Oklahoma City, and Delaware to perfect the security interest granted in the Collateral by the Indenture.

                  The Servicer shall cause to be filed all necessary continuation statements of the UCC-1 financing statement referred to in the previous sentence on which it is the debtor, and the Servicer shall cause to be filed all necessary continuation statements of the UCC-1 financing statement referred to in the previous sentence on which it is the debtor.

                  From time to time the Servicer shall, subject to the following sentence, take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Noteholders' and Certificateholders' interests in the Contracts and their proceeds against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

                  The Servicer will maintain the Trust's perfected first priority security interest in each Financed Boat so long as the related Contract is the property of the Trust; provided, however, that because of the expense and administrative inconvenience involved, the Servicer will not amend any certificate of title to name CITSF, the Company or the Trust as the lienholder, and neither the Servicer nor the Company will deliver any certificate of title to the Trust or note thereon the Trust's interest.

                  The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Noteholders' and Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Financed Boats granted thereby).

                  (b) During the term of this Agreement, neither the Company nor CITSF shall change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustees and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company or CITSF, the Company or CITSF, as appropriate, shall give prior written notice thereof to each Rating Agency.

                  If any change in the Company's, the Servicer's or CITSF's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Servicer no later than five days after the effective date of such change, shall (subject to the proviso in the final sentence of the last paragraph of Section 12.01(a)) file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Noteholders' and Certificateholders' interests in the Contracts and proceeds thereof and in the Financed Boats.

                  (c) During the term of this Agreement, the Company and CITSF will maintain their respective chief executive offices in one of the States of the United States.

                  (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

                  (e) Each of the Company and the Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Contracts to the Trust, the master computer records of the Company and the Servicer (including archives) that shall refer to a Contract indicate clearly that such Contract is owned by the Trust. Indication of the Trust's ownership of a Contract shall be deleted from or modified on the Company's and the Servicer's computer systems when, and only when, the Contract shall have been paid in full, purchased or assigned pursuant hereto.

                  (f) At all times during the term hereof, the Servicer shall afford the Trust and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trust or its authorized agents. The examination referred to in this Section 12.01(f) will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trust may make, the Trust or its authorized agents may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article V and compliance with the standards represented to exist as to each Contract in this Agreement. Nothing in this Section 12.01(f) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 12.01(f).

                  (g) Upon request, the Servicer shall furnish to the Trust, within five Business Days, a list of all Contracts by contract number and name of Obligor as of the end of the most recent Due Period held as part of the Trust, together with a reconciliation of such list to the List of Contracts and to each of the Servicer Certificates indicating removal of Contracts from the Trust.

                  At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Securityholders.

                  (h) The Servicer shall, to the extent required by applicable law, cause the Notes and Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

         SECTION 12.03 Limitation on Rights of Securityholders. The death or incapacity of any Securityholder shall not operate to terminate this Agreement or the Trust, nor entitle the Securityholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

         No Securityholder shall have any right to vote (except as provided in Sections 9.04 and this Section 12.02) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement or contained in the terms of the Securities, be construed so as to constitute the Holders as partners or members of an association; nor shall any Securityholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

         No Securityholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, except as provided in Section 10.03(b); no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Securityholders. For the protection and enforcement of the provisions of this Section 12.02, each Securityholder and the Trust shall be entitled to such relief as can be given either at law or in equity.

         SECTION 12.04 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict-of-laws provisions.

         SECTION 12.05 Notices. All communications and notices pursuant hereto to the Company, the Servicer, Moody's and Standard & Poor's shall be in writing and delivered or mailed to it at the appropriate following address:

                  If to the Company:

                           The CIT Group Securitization Corporation II
                           650 CIT Drive
                           Livingston, New Jersey  07039
                           Attention:  President

                  If to the Servicer:

                           The CIT Group/Sales Financing, Inc.
                           650 CIT Drive
                           Livingston, New Jersey  07039
                           Attention:  President

                  If to Standard & Poor's:

                           Standard & Poor's Corporation
                           25 Broadway
                           New York, New York  10004
                           Attention:  ABS Group/Market Surveillance

                  If to Moody's:

                           Moody's Investors Service Inc.
                           99 Church Street
                           New York, New York 10007

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

         All communications and notices pursuant hereto to a Certificateholder or a Noteholder shall be in writing and delivered or mailed at the address shown in the Certificate Register or Note Register, respectively.

         Copies of all communications and notices required hereunder to be given
to  the   Owner   Trustee   shall   be   sent   to   [____________________]   at
____________________, __________, Attention: _______________.

         SECTION 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates and Notes or the rights of the Holders thereof.

         SECTION 12.07 Submission to Jurisdiction; Venue. The parties hereto with respect to any action or claim brought against or by the Trust submit to jurisdiction in the state or federal courts in New York, New York, and agree to New York, New York as the venue for any such claim or action.

         SECTION 12.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 12.09 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

         SECTION 12.10 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be
executed  by  their  respective   officers   thereunto  duly  authorized  as  of
____________, ____.

                                   THE CIT GROUP/SALES FINANCING, INC.

                                   By: ___________________________________
                                            Name:
                                            Title:

                                   THE CIT GROUP SECURITIZATION

                                   CORPORATION II

                                    By: ___________________________________
                                             Name:
                                             Title:

                                    CIT MARINE TRUST ____-_

                                    By: [____________________],
                                    not in its individual capacity but solely as
                                    Owner Trustee on behalf of the Trust

                                    By: ___________________________________
                                             Name:
                                             Title:

Acknowledged and Accepted:

[____________________],
not in its individual capacity
but solely as Indenture Trustee,

By: ___________________________________
         Name:

         Title:

                                                                       EXHIBIT A

                            List of Initial Contracts

                                                                       EXHIBIT B

                      FORM OF SUBSEQUENT PURCHASE AGREEMENT

         This Subsequent Purchase Agreement dated as of ____________, ____ (the "Agreement"), is between THE CIT GROUP SECURITIZATION CORPORATION II, as purchaser (the "Purchaser"), and THE CIT GROUP/SALES FINANCING, INC., as seller (the "Seller").

         Reference is hereby made to the Purchase Agreement dated as of ____________, ____ between the parties hereto (the "Purchase Agreement") pursuant to which the Purchaser purchased from the Seller the marine installment sales contracts set forth on Exhibit A thereto (the "Initial Contracts"). The Purchaser sold the Initial Contracts to the trust established pursuant to the Trust Agreement dated as of ____________, ____ between the Purchaser and [____________________], as trustee (the "Owner Trustee").

         Pursuant to the Sale and Servicing Agreement dated as of ____________, ____ between CIT Marine Trust ____-_ (the "Trust"), the Purchaser and the Seller, the Purchaser agreed to purchase from the Seller and the Seller agreed to sell to the Purchaser, subject to the terms and conditions set forth in
Section 3.01D of the Sale and Servicing Agreement, Subsequent Contracts for the fixed purchase price specified in the Sale and Servicing Agreement for delivery on the date specified herein. The purchase price for any Subsequent Contract will be funded from money on deposit in the Pre-Funding Account during the Funding Period. The purchase of any Subsequent Contract by the Purchaser must be evidenced by the execution and delivery of a Subsequent Purchase Agreement substantially in the form of Exhibit B to the Sale and Servicing Agreement. Accordingly, subject to the terms hereof and the Sale and Servicing Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, the marine installment sales contracts set forth on Exhibit A hereto (collectively, the "Subsequent Contracts"), having an aggregate outstanding principal balance as of ____________, ____ (the "Subsequent Cut-Off Date") of $___________.

         The Purchaser and the Seller wish to prescribe the terms and conditions of the purchase by the Purchaser of the Subsequent Contracts and the servicing and administration of the Subsequent Contracts.

         In consideration of the premises and the mutual agreements hereinafter set forth, the Purchaser and the Seller agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Sale and Servicing Agreement. All references in this Agreement to Articles, Sections, subsections and exhibits are to the same contained in or attached to this Agreement unless otherwise specified.

                                   ARTICLE II

           SALE AND CONVEYANCE OF SUBSEQUENT CONTRACTS; CONTRACT FILES

         SECTION 2.1. Sale and Conveyance of Contracts. On ____________, ____ (the "Subsequent Transfer Date"), subject to the terms and conditions hereof, the Seller shall sell, transfer, assign absolutely, set over and otherwise convey to the Purchaser as of the Subsequent Transfer Date (i) all the right, title and interest of the Company in and to the Subsequent Contracts and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) the security interests in the Subsequent Financed Boats granted by the Obligors pursuant to the Subsequent Contracts, (iii) all payments received by the Company on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Subsequent Financed Boat (including any right to receive future Net Liquidation Proceeds) that secures the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket hazard policy, to the extent such proceeds relate to any Subsequent Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items, and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Seller's right, title and interest in and to the Subsequent Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale.

         SECTION 2.2.  Purchase Price; Payments on the Subsequent Contracts.

                  (a) The purchase price for the Subsequent Contracts shall be an amount equal to $___________, which is the aggregate outstanding principal balance of the Subsequent Contracts transferred pursuant to this Agreement as of the Subsequent Cut-off Date, and the Seller hereby acknowledges receipt of such amount in respect of the sale of the Subsequent Contracts hereunder. Such purchase price shall be payable in immediately available funds on the Subsequent Transfer Date from funds on deposit in the Pre-Funding Account.

                  (b) The Purchaser shall be entitled to all payments of principal and interest received on or after the Subsequent Cut-off Date. All payments of principal and interest received before the Subsequent Cut-off Date shall belong to the Seller. The Seller shall hold in trust for the Purchaser and shall promptly remit to the Purchaser, any payments on the Subsequent Contracts received by the Seller that belong to the Purchaser under the terms of this Agreement.

         SECTION  2.3.   Conditions  to  Sale  of  Subsequent   Contracts.   The
Purchaser's obligations hereunder are subject to the following conditions:

                  (a) The Purchaser shall have received: the Sale and Servicing Agreement executed by all the parties thereto, the documents listed in
         Section 3.01D of the Sale and Servicing Agreement, and such other opinions and documents as the Purchaser may reasonably require in connection with the purchase of the Subsequent Contracts hereunder or the sale of the Notes and Certificates;

                  (b) The representations and warranties with respect to the Subsequent Contracts of (i) the Seller and the Servicer made in the Sale and Servicing Agreement and (ii) the Seller made in the Purchase Agreement and this Agreement shall be true and correct with respect to the Subsequent Contracts on the Subsequent Transfer Date; and

                  (c) The conditions for transfer of the Subsequent Contracts from the Purchaser to the Trust set forth in Section 3.01D of the Sale and Servicing Agreement have been fulfilled.

         SECTION 2.4. Examination of Files. The Seller will make the Contract Files with respect to the Subsequent Contracts available to the Purchaser or its agent for examination at the Trust's offices or such other location as otherwise shall be agreed upon by the Purchaser and the Seller.

         SECTION 2.5. Transfer of Subsequent Contracts. Pursuant to the Sale and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Subsequent Contracts to the Trust for the benefit of the Securityholders. The Purchaser has the right to assign its interest under this Agreement as may be required to effect the purposes of the Sale and Servicing Agreement, by written notice to the Seller and without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER;
                             REPURCHASE OF CONTRACTS

         SECTION 3.1.  Representations and Warranties of the Seller.

                  (a) The representations and warranties of the Seller contained in Article III of the Sale and Servicing Agreement with respect to the Subsequent Contracts are incorporated herein, and are made to the Purchaser on the Subsequent Transfer Date, as if set forth herein and as if made to the Purchaser on the date hereof. The Seller will make such representations and warranties in the Sale and Servicing Agreement directly to the Trust and will become obligated in respect of such representations and warranties pursuant to Article III of the Sale and Servicing Agreement. On the Subsequent Transfer Date, the Seller shall deliver to the Purchaser an Officers' Certificate, dated the Subsequent Transfer Date, to the effect that the representations and warranties made in the Sale and Servicing Agreement with respect to the Subsequent Contracts by the Seller are true and correct as of the Subsequent Transfer Date.

                  (b) It is understood and agreed that the representations and warranties incorporated by reference in this Agreement by Section 3.1. A hereof shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Subsequent Contracts by the Seller to the Purchaser and by the Purchaser to the Trust, and shall inure to the benefit of the Purchaser, the Trust and their successors and permitted assignees.

                  (c) The Seller shall indemnify the Purchaser and the Servicer and hold the Purchaser and the Servicer harmless against any loss, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained or incorporated by reference in this Agreement. It is understood and agreed that the obligation of the Seller set forth in this Section 3.1 to indemnify the Purchaser and the Servicer as provided in this Section 3.1. constitutes the sole remedy of the Purchaser and the Servicer respecting a breach of the foregoing representations and warranties. The Trust shall also have the remedies provided in the Sale and Servicing Agreement.

         (d) Each indemnified party shall give prompt notice to the Seller of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, unless the failure to notify materially prejudices the rights and condition of the Seller. The Seller shall be entitled to participate in any such action, and to assume the defense thereof, and after notice from the Seller to an indemnified party of its election to assume the defense thereof, the Seller will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

         (e) Any cause of action against the Seller or relating to or arising out of the breach of any representations and warranties made or incorporated by reference in this Section 3.01 shall accrue as to any Subsequent Contract upon
(i) discovery of such breach by the Purchaser or the Servicer or notice thereof by the Seller to the Purchaser and the Servicer, (ii) failure by the Seller to cure such breach and (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Subsequent Contract.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         SECTION 4.1. Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

         SECTION  4.2.  Counterparts.   For  the  purpose  of  facilitating  the
execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 4.3. Termination. The Seller's obligations under this Agreement shall survive the sale of the Subsequent Contracts to the Purchaser.

         SECTION 4.4. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 4.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by first class mail, postage prepaid, to (i) in the case of the Seller, The CIT Group/Sales Financing, Inc., 650 CIT Drive, Livingston, New Jersey 07039, Attention: President, or such other address as may hereafter be furnished to Purchaser in writing by the Seller, or (ii) in the case of the Purchaser, The CIT Group Securitization Corporation II, 650 CIT Drive, Livingston, New Jersey 07039, Attention: President, or such other address as may hereafter be furnished to the Seller by the Purchaser.

         SECTION 4.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 4.7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns, as may be permitted hereunder.

         SECTION 4.8. Opinion. The Counsel to the Seller shall deliver to the Purchaser and the Trustees an opinion in the form of Exhibit B hereto.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                         THE CIT GROUP SECURITIZATION
                                         CORPORATION II,

                                            as Purchaser

                                         By: ___________________________________
                                                  Name:
                                                  Title:

                                         THE CIT GROUP/SALES FINANCING, INC.,

                                            as Seller

                                         By: ___________________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT A

                          List of Subsequent Contracts

                                    EXHIBIT B

                          [FORM OF OPINION OF COUNSEL]

                                     [Date]

[____________________],
         solely in its capacity as Indenture Trustee under the Sale and Servicing Agreement referred to herein

[____________________],
         solely in its capacity as Owner Trustee
         under the Sale and Servicing Agreement
         referred to herein

Ladies and Gentlemen:

         I  have  acted  as  counsel  to The  CIT  Group/Sales  Financing,  Inc.
("CITSF") and The CIT Group Securitization Corporation II, a Delaware corporation (the "Company"), in connection with the sale of CIT Marine Trust ____-_, Class A _____% Asset Backed Notes (the "Notes") and _____% Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities"). The Notes represent obligations of, and the Certificates represent interests in, a trust, the CIT Marine Trust ____-_ (the "Trust"), consisting of a pool of installment sale contracts secured by new and used boats (collectively, the "Contracts") and certain related property. The Company purchased certain of the Contracts from CITSF (the "Initial Contracts") pursuant to a Purchase Agreement, dated as of ____________, ____, by and between CITSF and the Company. Additional Contracts are being purchased by the Company from CITSF (the "Subsequent Contracts") pursuant to the Subsequent Purchase Agreement dated as of ____________, ____ (the "Subsequent Purchase Agreement"). Pursuant to a Sale and Servicing Agreement, dated as of ____________, ____ (the "Sale and Servicing Agreement"), among the Company, CITSF and the Trust, the Company transferred the Initial Contracts to the Trust. The Company will also transfer, pursuant to the Sale and Servicing Agreement, the Subsequent Contracts to the Trust, the corpus of which will consist of each of the Initial Contracts and the Subsequent Contracts and certain other property transferred by the Company to the Trust.

         All capitalized terms used herein and not defined shall have the meanings assigned to them in the Subsequent Purchase Agreement.

         In rendering the following opinions, I have examined (i) the Subsequent Purchase Agreement; (ii) the Sale and Servicing Agreement; (iii) the Certificate of Incorporation of each of CITSF and the Company; (iv) the By-laws of each of CITSF and the Company; (v) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Securities and the purchase of the Contracts; and (vi) copies of certain unanimous written consents of the Board of Directors of CITSF. I have also examined such other documents and made such investigations of law as I have considered necessary and appropriate for the purposes of the opinions expressed herein. I have assumed the authenticity of signatures on original documents and the conformity to the original of all documents submitted to me as certified, conformed or photostatic copies and have relied as to all matters of fact on certificates, representations or statements by officers of the Company or CITSF.

         In making my examination of agreements, instruments and other documents and in giving opinions herein, I have assumed that the Trustees have and had the power and capacity to execute and deliver such agreements, instruments and other documents and to perform all of their obligations thereunder and that such agreements, instruments and other documents were duly authorized by all requisite action by or on behalf of the Trustees were duly executed, acknowledged, as necessary, and delivered by or on behalf of and are the legal, valid and binding obligations of, and are enforceable in accordance with their terms against, the Trustees.

         Based upon, and subject to, the foregoing I am of the opinion that:

         1. The Subsequent Purchase Agreement has been duly authorized, executed and delivered by each of CITSF and the Company and constitutes the legal, valid and binding agreement of each of CITSF and the Company, and is enforceable against each of CITSF and the Company in accordance with its terms; the Subsequent Purchase Agreement is effective to transfer all of CITSF's right, title and interest in and to the Subsequent Contracts and other property described in Section 2.1 of the Subsequent Purchase Agreement to the Company; the Sale and Servicing Agreement is effective to transfer all of the Company's right, title and interest in and to such Subsequent Contracts and other property to the Trust subject to no prior liens or encumbrances.

         2. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under federal laws or the laws of the State of Delaware for the execution, delivery and performance by the Company of the Subsequent Purchase Agreement or the consummation of any other transaction contemplated thereby by the Company, except for those which have been obtained or except such as may be required under the Securities Act of 1933, as amended or the regulations promulgated thereunder or state securities or Blue Sky laws of any jurisdiction.

         3. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of Delaware for the execution, delivery and performance by CITSF of the Subsequent Purchase Agreement or the consummation of any other transaction contemplated thereby by CITSF except for those which have been obtained or except such as may be required under the Securities Act of 1933, as amended or the regulations promulgated thereunder or state securities or Blue Sky laws of any jurisdiction.

         I am furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to or relied on by any other person or for any other purpose.

         The foregoing opinion is given on the express understanding that the undersigned is an officer of the Company and CITSF and shall in no event incur any personal liability in connection with the said opinion.

                                                    Very truly yours,

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

         The CIT Group Securitization Corporation II, as Seller, and CIT Marine Trust ____-_ (the "Trust"), as Purchaser, pursuant to the Sale and Servicing Agreement, dated as of ____________, ____, among the Seller, The CIT Group/Sales Financing, Inc., as Servicer and the Trust (the "Sale and Servicing Agreement"), hereby confirm their understanding with respect to the sale by the Seller and the purchase by the Purchaser of those Contracts listed on the attached List of Subsequent Contracts (the "Subsequent Contracts").

         The Seller shall sell, transfer, assign absolutely, set over and otherwise convey to the Purchaser as of the Subsequent Transfer Date (i) all the right, title and interest of the Seller in and to the Subsequent Contracts and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) the security interests in the Subsequent Financed Boats granted by the Obligors pursuant to the Subsequent Contracts, (iii) all payments received by the Seller on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Seller in any Subsequent Financed Boat (including any right to receive future Net Liquidation Proceeds) that secures the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Seller to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket hazard policy, to the extent such proceeds relate to any Subsequent Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Seller's right, title and interest in and to the Subsequent Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale.

         The costs relating to the delivery of the documents specified in this Subsequent Transfer Agreement and the Sale and Servicing Agreement shall be borne by the Seller.

         The Seller hereby affirms the representations and warranties set forth in the Sale and Servicing Agreement that relate to the Subsequent Contracts as of the date hereof. The Seller hereby confirms that it has delivered notice of the sale of the Subsequent Contracts pursuant to the Sale and Servicing Agreement and that each of the conditions relating to the transfer of the Subsequent Contracts, set forth in the Sale and Servicing Agreement, have been satisfied as of the date hereof.

         All terms and conditions of the Sale and Servicing Agreement are hereby ratified, confirmed and incorporated herein, provided that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Sale and Servicing Agreement.

         Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Agreement to be duly executed as of this ____ day of _________, ____.


                                   THE CIT GROUP SECURITIZATION
                                   CORPORATION II

                                   By: ___________________________________
                                            Name:
                                            Title:

                                   CIT MARINE TRUST ____-_

                                   By: [____________________],
                                   not in its individual capacity but solely as
                                   Owner Trustee on behalf of the Trust

                                   By: ___________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                     FORM OF ASSIGNMENT OF INITIAL CONTRACTS

         In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of ____________, ____, among The CIT Group/Sales Financing, Inc. ("CITSF"), The CIT Group Securitization Corporation II (the "Company"), and CIT Marine Trust ____-_ (the "Trust"), the Company does hereby sell, transfer, assign, set over and otherwise convey to the Trust created by the Trust
Agreement, (i) all right, title and interest of the Company in and to the Initial Contracts and all the rights, benefits and obligations arising from and in connection with each Initial Contract, (ii) the security interests in the Initial Financed Boats granted by the Obligors pursuant to the Initial Contracts, (iii) all payments received by the Company on or with respect to the Initial Contracts on or after the Initial Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Initial Financed Boat (including any right to receive future Net Liquidation Proceeds) that secures the Initial Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Initial Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket hazard policy, to the extent such proceeds relate to any Initial Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Initial Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all amounts held for the Trust in the Collection Account,
(ix) all amounts held for the Trust in the Pre-Funding Account, (x) all amounts held for the Trust in the Capitalized Interest Account, (xi) all proceeds in any way derived from any of the foregoing items and (xii) all documents contained or required to be contained in the Contract Files relating to the Initial Contracts. The parties intend and agree that the conveyance of the Company's right, title and interest in and to the Initial Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale.

         All capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement. This Assignment is made pursuant to the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Agreement to be duly executed as of this ____ day of _________, ____.

                                         THE CIT GROUP SECURITIZATION
                                         CORPORATION II

                                         By: ___________________________________
                                                  Name:
                                                  Title:

                   FORM OF ASSIGNMENT OF SUBSEQUENT CONTRACTS

         For good and valuable consideration in the amount of $___________ paid by THE CIT GROUP SECURITIZATION CORPORATION II (the "Purchaser"), to THE CIT GROUP/SALES FINANCING, INC. (the "Seller"), CITSF does hereby sell, transfer, assign absolutely, set over and otherwise convey to the Purchaser as of the Subsequent Transfer Date (i) all the right, title and interest of the Company in and to the marine installment sales contracts set forth on Exhibit A to the Subsequent Purchase Agreement, dated as of ____________, ____, between the
Purchaser and the Seller (the "Subsequent Contracts") and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) the security interests in the Subsequent Financed Boats granted by the Obligors pursuant to the Subsequent Contracts, (iii) all payments received by the Company on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Subsequent Financed Boat (including any right to receive future Net Liquidation Proceeds) that secures the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket hazard policy, to the extent such proceeds relate to any Subsequent Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items, and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Seller's right, title and interest in and to the Subsequent Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale. Certain capitalized terms used in this Assignment shall have the respective meanings assigned to them in the Sale and Servicing Agreement, dated as of ____________, ____, among The CIT Group Securitization Corporation II, CITSF and CIT Marine Trust ____-_.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____ day of ___________, ______.


                                         THE CIT GROUP/SALES FINANCING, INC.,

                                         By: ___________________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT E

            FORM OF OWNER TRUSTEE'S ACKNOWLEDGMENT AND CERTIFICATION

         [____________________], a national banking association, acting as Owner Trustee (the "Owner Trustee") of the Trust created pursuant to the Trust Agreement, dated as of ____________, ____, between The CIT Group Securitization Corporation II (the "Company") and the Owner Trustee, acknowledged pursuant to the Sale and Servicing Agreement dated as of ____________, ____ among the Company, The CIT Group/Sales Financing, Inc. and the Owner Trustee (the "Agreement"), that the Owner Trustee has received, and holds in trust thereunder the following through the Servicer as custodian: (i) all the right, title and interest of the Company in and to the {Initial} {Subsequent} Contracts and all the rights, benefits, and obligations arising from and in connection with each {Initial} {Subsequent} Contract, (ii) the security interests in the {Initial} {Subsequent} Financed Boats granted by the Obligors pursuant to the {Initial} {Subsequent} Contracts, (iii) all payments received by the Company on or with respect to the {Initial} {Subsequent} Contracts on or after the {Initial} {Subsequent} Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any {Initial} {Subsequent} Financed Boat (including any right to receive future Net Liquidation Proceeds) that secures the {Initial} {Subsequent} Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the {Initial} {Subsequent} Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket hazard policy, to the extent such proceeds relate to any {Initial} {Subsequent} Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the {Initial} {Subsequent} Contracts (other than any right as against a Dealer under a Dealer Agreement),
(viii) all proceeds in any way derived from any of the foregoing items, (ix) all documents contained or required to be contained in the Contract Files relating to the {Initial} {Subsequent} Contracts, (x) the Collection Account, (xi) the Pre-Funding Account, and (xii) the Capitalized Interest Account. {The Owner Trustee shall issue to, or upon the written order of, the Company Certificates representing ownership of a beneficial interest in 100% of the Trust and Notes representing obligations of the Trust.} Capitalized terms used herein have the meanings given them in the Agreement.

         IN WITNESS WHEREOF, [____________________], as Owner Trustee, has caused this acknowledgment to be executed by its duly authorized officer as of this ____ day of _________, ____.

                                    [____________________],
                                    not in its individual capacity but solely as Owner Trustee on behalf of the Trust

                                    By: ___________________________________
                                             Name:
                                             Title:

                       THE CIT GROUP/SALES FINANCING, INC.

                        CERTIFICATE OF SERVICING OFFICERS

         The undersigned certify that they are the {title} and {title}, respectively of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such they are duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section
4.09 of the Sale and Servicing Agreement, dated as of ____________, ____ (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and [____________________], as Owner Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

         1. The Monthly Report for the period from __________ to __________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 4.09 and 5.08 of the Agreement; and

         2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred. [If an Event of Termination has occurred, such Event of Termination shall be specified and its current status reported.]

         IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of _________, ____.

                                       THE CIT GROUP/SALES FINANCING, INC.,

                                       By: ___________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT G

                             CIT MARINE TRUST ____-_

                        CLASS A _____% ASSET BACKED NOTES

                        _____% ASSET BACKED CERTIFICATES

                                 MONTHLY REPORT

                       DISTRIBUTION DATE: __________, ____

Amount Available  $___________

Distribution Amounts

1. Aggregate Note distribution $___________

2. Aggregate Certificate distribution $___________

Interest

3.  Aggregate amount of Interest
    a.  Notes             $___________
    b.  Certificates      $___________

4.  Total distribution in respect of interest
    a.  Notes             $___________
    b.  Certificates      $___________

Principal

5.  Principal Distribution Amount      $___________

6.  Distribution made in respect of Principal
    a.  Notes             $___________
    b.  Certificates      $___________

7. Outstanding Principal Balance of Notes:     $___________

8. Certificate Balance        $___________

Contract Pool

9.   Pool Balance              $___________

10.  Note Pool Factor           __________

11.  Certificate Pool Factor    __________

Delinquency Information

                              Aggregate         Principal
                               Number           Balance

12.  Delinquent Contracts

     a.  30-59 days        ____          $___________
     b.  60-89 days        ____          $___________
     c.  90 days or more   ____          $___________

13.  Repossessed Contracts      ____     $___________

14.  Repossessed Contracts
     Remaining in Inventory     ____     $___________


Miscellaneous

15.  Monthly Servicing Fee                                $___________

16.  Amount of Servicer Fee Paid                          $___________

17.  Amount withdrawn from the Cash Collateral            $___________
     Account and Delivered to Certificateholders

18. Available Cash Collateral Amount after any _____% withdrawal or deposit to the Cash Collateral Account divided by the Pool Balance

19.  Amount of Funds on deposit in the Pre-Funding Account         $___________

20.  Weighted average Contract Rate of all outstanding Contracts   _____%

21.  Number of Subsequent Contracts     ____

22.  Aggregate principal balance of Subsequent Contracts  $___________

23.  Number of Subsequent Contracts Purchased             ____

24.  Aggregate Stated Principal Balance of       $___________
     Subsequent Contracts Purchased

25.  Amount of Monthly Advances by Servicer               $___________

     Amount of Non-Reimbursable Payments by Servicer      $___________

                        TERMINATION - AUCTION PROCEDURES

         The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 11.02 of the Sale and Servicing Agreement (the "Agreement"), dated as of ____________, ____, between The CIT Group Securitization Corporation II, the CIT Group/Sales Financing, Inc. and [____________________], as Owner Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the
Agreement. All references herein to "Trustee" shall be references to [____________________], as Indenture Trustee, pursuant to an Indenture, dated as of ____________, ____, between the Owner Trustee and the Indenture Trustee.
However, if the Notes have been paid in full, and the Indenture has been discharged in accordance with its terms, all references herein to "Trustee" shall be references to the Owner Trustee.

I. Pre-Auction Process

         (a) Upon receiving notice of the Auction Date, the Advisor will initiate its general Auction procedures consisting of the following: (i) with the assistance of the Servicer, prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Servicer of all potential bidders and anticipated timetable.

         (b) The general solicitation package will include: (i) the prospectus from the public offering of the Notes and Certificates; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Purchase Agreement and Sale and Servicing Agreement; (iv) a description of the minimum purchase price required to cause the Trustee to sell the Auction Property as set forth in
Section 11.02 of the Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Pool Scheduled Principal Balance as of the related Distribution Date reflecting the same data attributes used to create the Initial Cut-off Date tables for the prospectus dated ____________, ____ relating to the public offering of the Notes and Certificates.

         (c) The Trustee, with the assistance of the Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain terms (i)-(iii) listed in the preceding paragraph. If the Advisor is unable to perform its role as advisor to the Trustee, the Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Trustee of its actions.

         (d) The Advisor will send solicitation packages to all bidders at least 15 business days before the Auction Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 business days before the Auction Date. The Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II. Auction Process

         (a) [____________________], in its role as Advisor to the Trustee, will be allowed to bid in the Auction, but will not be required to do so.

         (b) The Servicer will also be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

         (c) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 1:00 p.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All acceptable bids (as described in Section 11.02 of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

         (d) If the Trustee receives fewer than two market value bids from participants in the market for marine installment sale contract willing and able to purchase the Auction Property, the Trustee shall decline to consummate the sale.

         (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the Pool Balance will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Collection Account, such time not to exceed one Business Day before the related Distribution Date (as described above).

         (f) The winning bidder will receive on the Auction Date a copy of the draft Purchase Agreement, Sale and Servicing Agreement and Servicer's Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in Section 8.01 of the Agreement).

         (g) [____________________], in its capacity as Advisor to the Trustee, will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. [____________________] will also provide such letter if it is the winning bidder. In the case where [____________________] or the Servicer is the winning bidder it will in its letter provide for market comparable and valuations.

         (h) The Auction will stipulate that the Servicer be retained to service the Contracts sold pursuant to the terms of the Purchase and Sale Agreement and Servicing Agreement.

                                                                       EXHIBIT I

                       THE CIT GROUP/SALES FINANCING, INC.

                             CERTIFICATE OF OFFICER

         The undersigned certifies that the undersigned is the _______________ of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such is duly authorized to execute and deliver this certificate on behalf of CITSF in connection with the Sale and Servicing Agreement, dated as of ____________, ____ (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and CIT Marine Trust ____-_ (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certify that:

                  (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of CITSF, together with all amendments thereto as in effect on the date hereof;

                  (ii) attached hereto as Exhibit II is a true and correct copy of the By-laws of CITSF, as amended, as in effect on the date hereof;

                  (iii) the representations and warranties of CITSF contained in
         Sections 8.01 and 3.01C of the Agreement are true and correct on and as of the date hereof and, to the best of their knowledge, the representations and warranties of CITSF contained in Sections 3.01A and 3.01B of the Agreement are true and correct on and as of the date hereof;

                  (iv) no event with respect to CITSF has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or lapse of time or both, would become an Event of Termination under the Agreement; and

                  (v) each of the agreements and conditions of CITSF to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of _________, ____.

                                         THE CIT GROUP/SALES FINANCING, INC.,

                                         By: ___________________________________
                                                  Name:
                                                  Title: